SK 39196 0005 12134921 v17 MERGER AGREEMENT by and among CYCURION, INC., CYCURION MERGER SUB, LLC and SECUVANT, LLC ***** May 21, 2026

2 SK 39196 0005 12134921 v17 MERGER AGREEMENT THIS MERGER AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2026 (the “Execution Date”), by and among Cycurion, Inc., a Delaware corporation (“Purchaser”), Cycurion Merger Sub, LLC a Delaware limited liability company (“Merger Sub”), and Secuvant, LLC, a Utah limited liability company (the “Company”). Purchaser, Merger Sub, and the Company may each be referred to hereinafter as a “Party” and, collectively, as the “Parties.” RECITALS WHEREAS, Purchaser desires to acquire the Company (and indirectly its wholly-owned subsidiaries as listed on Section 5.1(b) of the Company Disclosure Schedule (the “Company Subsidiaries”)), including the Panoptic product line, via a reverse merger of the Company whereby, on the Closing Date (as hereinafter defined) and upon the terms and subject to subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger,” and together with the other transactions contemplated hereby, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Purchaser; WHEREAS, in connection with the Merger, Purchaser has agreed to provide consideration for the Merger (the “Merger Consideration”) consisting of an aggregate amount of Two Million Eight Hundred Seventy-Five Thousand Dollars ($2,875,000.00), comprised of Eight Hundred Seventy-Five Thousand Dollars ($875,000) in cash and 888,888 shares of Purchaser’s Series I Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), in exchange for all of the issued and outstanding limited liability company interests of the Company, consisting of 526,315,790 units of the Company (the “Company Units”), together with the right of the Company Equityholders to receive additional contingent consideration in the form of an Earn-Out (as defined below), upon the terms and subject to the conditions set forth in this Agreement. WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes the purchase and sale of the Company Units pursuant to Section 741 of the Code, and Revenue Ruling 99-6, Situation 2 , and (b) each payment of any Earn-Out and delivery or payment of the Preferred Stock under this Agreement is intended to be treated for U.S. federal and applicable state and local income Tax purposes as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of state or local Tax law, as appropriate (clauses (a)-(b), the “Intended Tax Treatment”); WHEREAS, the board of directors of Purchaser (the “Purchaser Board”) has unanimously approved, adopted and declared advisable this Agreement and the Transactions, including the Merger, in accordance with the Organizational Documents of the Company, and (b) declared that it is fair to, advisable and in the best interests of the Purchaser and the stockholders of the Purchaser that the Purchaser enter into this Agreement, and to consummate the Transactions, including the Merger on the terms and subject to the conditions set forth in this Agreement;

3 SK 39196 0005 12134921 v17 WHEREAS, the board of directors of the Company (the “Company Board”) has approved and declared advisable this Agreement, and the Transactions, including the Merger, in accordance with the Organizational Documents of the Company, and (b) declared that it is fair to, advisable and in the best interests of the Company and the Company Equityholders (as defined herein) that the Company enter into this Agreement, and to consummate the Transactions, including the Merger on the terms and subject to the conditions set forth in this Agreement; and WHEREAS, Merger Sub has (a) approved and declared advisable this Agreement, and the Transactions, including the Merger, (b) declared that it is fair to, advisable and in the best interests of Merger Sub and the sole shareholder of Merger Sub that Merger Sub enter into this Agreement, on the terms and subject to the conditions set forth in this Agreement, and consummate the Transactions, including the Merger, (c) recommended to the sole shareholder of Merger Sub that it adopts this Agreement, and (d) Purchaser, in its capacity as the sole shareholder of Merger Sub has approved and adopted Agreement by written consent. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions As used herein, the following terms shall have the following meanings: “Accelerated Vesting Conditions” are satisfied if (i) on any date following the Closing, a Change in Control of Purchaser occurs, or (ii), on any date on or following the Closing Date, the twenty (20) day volume-weighted average price of the Purchaser Common Stock on Nasdaq or a different National Securities Exchange is at or above $4.50 per share of Purchaser Common Stock with an average daily trading volume of at least 500,000 shares of Purchaser Common Stock. “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Advisory Agreement” means the advisory agreement, effective as of the Closing Date, between Purchaser and Ryan Layton, Chief Executive Officer of the Company, to be mutually agreed between the Execution Date and Closing Date. “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise, and its and their respective stockholders, partners, directors, officers, members, managers and employees, and with respect to a particular individual: (i) each other member of such individual’s family who resides with such individual and (ii) any Person that is controlled by one or more members of such individual’s family. “Agreement” has the meaning specified in the preamble to this Agreement.

4 SK 39196 0005 12134921 v17 “Applicable Percentage” means seventy percent (70%) for the 2026 Earn-Out Year, seventy-eight percent (78%) for the 2027 Earn-Out Year, and eighty-seven percent (87%) for the 2028 Earn-Out Year. “Base Consideration” has the meaning specified in Section 3.1(a). “Base Vesting Conditions” means (i) the Purchaser Common Stock shall be traded on Nasdaq or a different National Securities Exchange, (ii) the twenty (20) day volume-weighted average price of the Purchaser Common Stock on Nasdaq or such other National Securities Exchange shall be equal to or above $1.00 per share of Purchaser Common Stock, and (iii) the average daily trading volume during the twenty (20) day period referenced in subsection (B) shall be at least 500,000 shares of Purchaser Common Stock. “Baseline Carve-Out Amount” means, with respect to each applicable Earn-Out Year, the threshold that must be exceeded before any Performance Earn-Out becomes payable, which shall be (x) Two Hundred Thousand Dollars ($200,000) for the 2026 Earn-Out Year, (y) One Million Dollars ($1,000,000) for the 2027 Earn-Out Year, and (z) Two Million Dollars ($2,000,000) for the 2028 Earn-Out Year. “Business” means the business of the Company as conducted through the Company and/or the Company Subsidiaries immediately prior to the Closing Date. “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York are authorized or obligated to close. “Cash Consideration” has the meaning specified in Section 3.1(b). “Certificate of Designation” means the certificate of designation of rights, preferences and privileges of the Preferred Stock setting forth the preferences, rights, redemptions, dividends and limitations of the Preferred Stock to be filed at or prior to Closing by the Purchaser with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Exhibit D. “Certificate of Merger” has the meaning specified in Section 2.1(b). “Change of Control” means any transaction or series of related transactions resulting in (i) the acquisition by any person or group of beneficial ownership of more than fifty percent (50%) of the outstanding voting power of Purchaser, or (ii) the sale of all or substantially all of the assets of Purchaser. “Closing” means the closing of the transactions contemplated hereby. “Closing Date” means the date on which the Closing occurs. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning specified in the preamble to this Agreement. “Company Board” has the meaning specified in the Recitals.

5 SK 39196 0005 12134921 v17 “Company Disclosure Schedule” has the meaning specified in the introductory paragraph of Article V. “Company Equityholders” means, collectively, the holders of Company Units as of any time prior to the Effective Time and listed in Section 3.1(a) of the Company Disclosure Schedule. “Company Financial Statements” has the meaning specified in Section 5.16(a). “Company Intellectual Property” has the meaning specified in Section 5.19. “Company License Agreements” has the meaning specified in Section 5.19. “Company Material Adverse Effect” means any effect, change, event, occurrence, statement of facts or development that is, or is reasonably likely to be, individually or in the aggregate, materially adverse with respect to the Business, the assets, financial condition, results of operations or prospects of the Company, or the right or ability of the Company to consummate any of the transactions contemplated hereby; provided, however, that “Company Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general business, economic, or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking, or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) any matter disclosed in the Company Disclosure Schedule; (v) any changes in applicable Laws or accounting rules; (vi) the announcement, pendency, or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors, or others having relationships with the Company; (vii) any natural or man- made disaster or acts of God; (viii) any acts of terrorism or war (whether or not declared), sabotage, civil unrest, terrorism, curfews, public disorder, riots, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national or international political conditions, or social conditions or (ix) any epidemics, pandemics, disease outbreaks, or other public health emergencies; and the foregoing (i)-(v), (vii) and (viii) shall not be deemed to be a Company Material Adverse Effect unless such events, changes, developments, or occurrences, taken as a whole, have a material disproportionate effect on the Company relative to other participants in the industries in which the Company operates. “Company Permits” has the meaning specified in Section 5.24. “Company Subsidiary(ies)” has the meaning specified in the Recitals. “Company Units” has the meaning specified in the Recitals. “Confidential Information” has the meaning specified in Section 8.9. “Contracts” means any contracts, agreements, subcontracts, leases, notes, indentures, commitments, memoranda of understanding and purchase orders, whether written or oral, whether implied or express, and each amendment, supplement, or modification (whether written or oral) in respect of any of the foregoing, in each case as currently in effect.

6 SK 39196 0005 12134921 v17 “Conversion Price” means $2.25. “DGCL” has the meaning specified in the Recitals. “Earn-Out” has the meaning specified in Section 4.1(a). “Earn-Out Period” has the meaning specified in Section 4.1(a). “Earn-Out Shares” has the meaning specified in Section 4.2(b)(vi). “Earn-Out Statement” has the meaning specified in Section 4.5(a). “Earn-Out Year” has the meaning specified in Section 4.1(a). “Effective Date” has the meaning specified in Section 2.1(b). “Effective Time” has the meaning specified in Section 2.1(b). “Employee Benefit Plans” means each written employee benefit plan, scheme, program, policy, agreement, arrangement and contract (including, but not limited to, any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, incentive compensation, deferred compensation, profit sharing, or equity based arrangement, and any employment, termination, retention, bonus, change in control, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, program, policy, arrangement or contract and any trust, escrow or other funding arrangement related thereto which is currently or has been at any time maintained or contributed to by either Company or any ERISA Affiliate for the benefit of any current or former partner, officer, employee or director or the dependents thereof. “Employment Agreement” means the employment agreement, effective as of the Closing Date, between Purchaser and Danny White, President of the Company, a form of which is attached as Exhibit F. “Environmental Laws” means any law, common law, ordinance, regulation or binding policy of any Governmental Authority, as well as any order, decree, permit, judgment or injunction issued, promulgated, approved or entered thereunder, relating to the environment, health and safety, Hazardous Materials (including the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under or about any real property owned, leased or operated at any time by the Company, including soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of environmental contamination. Environmental Laws include the Clean Air Act, the Federal Water Pollution Control Act, the Oil Pollution Act, the Occupational Safety and Health Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, state and local counterparts, in each case as amended, and any other federal, state and local law whose purpose is to conserve or protect

7 SK 39196 0005 12134921 v17 employee safety and health, human health in respect to exposure to Hazardous Materials, the environment, wildlife or natural resources. “Equity Consideration” has the meaning specified in Section 3.1(c). “Equity Incentive Plan” means Purchaser’s 2025 Equity Incentive Plan. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business, whether or not incorporated, which together with the Company would be deemed a single employer within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA. “Escrow Agreement” has the meaning specified in Section 10.2. “Escrow Amount” has the meaning specified in Section 10.2. “Estimated Closing Working Capital” has the meaning specified in Section 3.1(d)(i). “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Execution Date” has the meaning specified in the preamble to this Agreement. “Final Vesting Date” has the meaning specified in Section 3.1(d)(ii). “Final Working Capital Statement” means that the Company’s current assets (excluding cash and cash equivalents) minus current liabilities (excluding Indebtedness), in each case determined in accordance with U.S. GAAP and applied on a consistent basis with past practice, shall be equal to or greater than the agreed Target Working Capital amount set forth in Section 3.1(d) of the Company Disclosure Schedule. “Governmental Authority” means any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, exercising any executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any quasi-governmental or private body that is government-owned or established to perform such functions. “Governmental Order” means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Gross Profit” has the meaning specified in Section 4.2(b)(i). “Gross Margin Floor” has the meaning specified in Section 4.2(b)(iv). “Guaranteed Earn-Out” has the meaning specified in Section 4.2(a). “Hazardous Materials” means and includes petroleum and refined petroleum products, asbestos, polychlorinated biphenyls, and any other substance defined, designated or classified as a

8 SK 39196 0005 12134921 v17 hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under, or for which liability or standards of care are imposed by, any Environmental Law. “Indebtedness” means, with respect to any Person (without duplication), any obligations, contingent or otherwise, in respect of: (i) the principal amount of any indebtedness for borrowed money outstanding, together with all prepayment premiums or penalties and other amounts with respect to such indebtedness becoming due as a result of the transactions contemplated by this Agreement and including accrued interest and any per diem interest accruals, (ii) the principal and interest components of capitalized lease obligations under U.S. GAAP, (iii) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (iv) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (v) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (vi) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment that have been delivered, including “earn outs” and “seller notes,” and (vii) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (i) through (vi), and (viii) all Indebtedness of another Person referred to in clauses (i) through (vii) above guaranteed directly or indirectly, jointly or severally. “Independent Accountant” shall have the meaning specified in Section 3.1(d)(iv). “Independent Valuation Firm” shall have the meaning specified in Section 7.2(f). “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (i) trademarks, service marks, trade names, brand names, logos, trade dress, design rights, and other similar designations of source, sponsorship, association, or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications, and renewals for, any of the foregoing; (ii) e-mail addresses, internet domain names, whether or not trademarked, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, and other social media companies or platforms and the content found thereon and related thereto, and URLs; (iii) works of authorship, expressions, designs, and design registrations, whether or not copyrightable, including copyrights, author, performer, moral, and neighboring rights, and all registrations, applications for registration, and renewals of such copyrights; (iv) inventions, discoveries, trade secrets, business and technical information, and know how, databases, data collections, and other confidential and proprietary information and all rights therein; (v) patents (including all reissues, divisionals, provisionals, continuations, and continuations in part, re- examinations, renewals, substitutions, and extensions thereof), patent applications, and other patent rights and any other Governmental Authority issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (vi) software and

9 SK 39196 0005 12134921 v17 firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases, and other related specifications and documentation; (vii) semiconductor chips and mask works; (viii) royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (ix) all rights to any Actions of any nature available to or being pursued to the extent related to the foregoing, whether accruing before, on or after the Closing Date, including all rights to and claims for damages, restitution, and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages. “Intended Tax Treatment” has the meaning specified in the recitals. “Interim Period” has the meaning specified in Section 7.1(a). “Knowledge of Purchaser” means the actual and constructive knowledge of L. Kevin Kelly, its Chief Executive Officer, and Alvin McCoy III, its Chief Financial Officer, after reasonable inquiry of each such individual’s direct reports. “Knowledge of the Company” means the actual and constructive knowledge of Ryan Layton, its Chief Executive Officer, and Danny White, its President, after reasonable inquiry of each such individual’s direct reports. “Law” or “Laws” means any federal, state, local, municipal, or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, judgment, decree, proclamation, treaty, rule, regulation, ruling, or requirement issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under the authority of any Governmental Authority. “Leak-Out Agreement” has the meaning specified in Section 3.2(f). “Lien” means any claim, lien, pledge, option, right of first refusal, easement, security interest, deed of trust, mortgage, right of way, encroachment, restrictive covenant, or other encumbrance, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof. “Lock-Up Agreement” has the meaning specified in Section 3.2(e). “Material Agreement” has the meaning specified in Section 5.14. “Material Contract(s)” of a Person means all Contracts to which the Person or a Subsidiary of such Person is a party (i) involving obligations (contingent or otherwise) of, or payments to, such Person or Subsidiary in excess of $500,000, (ii) containing any covenant limiting the freedom of such Person or Subsidiary to engage in any business activity or compete with any Person, and (iii) solely in the case of Purchaser, is filed or required to be filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act. “Membership Interests” has the meaning specified in Section 6.7(c).

10 SK 39196 0005 12134921 v17 “Merger” has the meaning specified in the Recitals. “Merger Consideration” has the meaning specified in the Recitals. “Merger Sub” has the meaning specified in the preamble to this Agreement. “Nasdaq” means the Nasdaq Stock Market LLC. “Nasdaq Listing Application” has the meaning specified in Section 8.7 (b). “National Securities Exchange” means a national securities exchange registered with the SEC under Section 6 of the Exchange Act. “Objection Notice” has the meaning specified in Section 4.5(b). “Operating Agreement” means that certain Amended and Restated Operating Agreement of the Company, dated November 5, 2019, as amended from time to time and in effect immediately prior to the Effective Time. “Ordinary Course of Business” means the ordinary course of conduct of a business consistent with past custom and practice of such business. “Organizational Documents” means with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement, and all other similar documents, instruments, or certificates executed, adopted, or filed in connection with the creation, formation, or organization of such Person, including any amendments and other modifications thereto. “Outside Date” shall have the meaning specified in Section 9.1. “Panoptic” means the proprietary technology platform, software, and related tools developed and owned by the Company that provide continuous threat and vulnerability visibility, prioritization, and security insights, including all algorithms, source code, object code, user interfaces, dashboards, data models, APIs, documentation and improvements thereto, together with any successor, replacement, upgrade, or derivative products that perform substantially similar functionality, regardless of the name, branding, or manner in which such functionality is offered or sold. “Panoptic Licensing Agreements” means agreements entered into following the Closing by the Purchaser or its Affiliates with new customers that are not existing customers of the Company or Affiliates of existing customers of the Company as of the Closing. “Party” and “Parties” have the meanings specified in the preamble to this Agreement. “Payoff Amounts” has the meaning specified in Section 8.8(a). “Payoff Letter” has the meaning specified in Section 8.8(a).

11 SK 39196 0005 12134921 v17 “PCAOB” means the Public Company Accounting Oversight Board. “Permits” has the meaning specified in Section 6.16. “Permitted Liens” means (i) Liens for Taxes not yet due or, if due, being contested in good faith by appropriate proceedings and, in each case, for which specific and adequate accruals or reserves have been established in accordance with U.S. GAAP, (ii) mechanic’s, materialman’s, carrier’s, repairer’s, and other similar statutory Liens arising or incurred in the Ordinary Course of Business for sums not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings and, in either case, for which specific and adequate accruals or reserves have been established in accordance with U.S. GAAP, as applicable, (iii) non-exclusive licenses of Intellectual Property rights granted to customers in the Ordinary Course of Business, (iv) statutory Liens of landlords and Liens of carriers imposed by applicable Law, in each case, in the Ordinary Course of Business (other than, for the avoidance of doubt, any breach or default), (v) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance, or other types of social security, (vi) defects or imperfections of title, easements, covenants, rights of way, restrictions, and other similar charges, defects, or encumbrances affecting title to real property that do not and would not reasonably be expected to materially interfere with the value or occupancy of such real property or the conduct of business as currently conducted thereon, or (vii) Liens arising pursuant to the express terms of this Agreement. “Person” means any individual, company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, or government or other entity. “Pre-Closing Tax Period” has the meaning specified in Section 8.6(c). “Preferred Stock” has the meaning specified in the Recitals. “Preferred Tranche” has the meaning specified in Section 3.1(d)(ii). “Purchaser” has the meaning specified in the preamble to this Agreement. “Purchaser Board” has the meaning specified in the Recitals. “Purchaser Common Stock” means the shares of common stock, par value $0.0001 per share of the Purchaser. “Purchaser Disclosure Schedule” has the meaning specified in the introductory paragraph of Article VI. “Purchaser Equity” has the meaning specified in Section 6.7(a). “Purchaser Financial Statements” means all of the financial statements of Purchaser included in the Purchaser SEC Reports.

12 SK 39196 0005 12134921 v17 “Purchaser Material Adverse Effect” means any effect, change, event, occurrence, statement of facts or development that is, or is reasonably likely to be, individually or in the aggregate, materially adverse with respect to the assets, business, financial condition, results of operations or prospects of Purchaser or the right or ability of Purchaser to consummate any of the transactions contemplated hereby; provided, however, that “Purchaser Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) general business, economic, or political conditions; (ii) conditions generally affecting the industries in which Purchaser operates; (iii) any changes in financial, banking, or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) any matter disclosed in the Purchaser Disclosure Schedule; (v) any changes in applicable Laws or accounting rules; (vi) the announcement, pendency, or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors, or others having relationships with Purchaser; (vii) any natural or man-made disaster or acts of God; (viii) any acts of terrorism or war (whether or not declared), sabotage, civil unrest, terrorism, curfews, public disorder, riots, the outbreak or escalation of hostilities, geopolitical conditions, local, regional, state, national, or international political conditions, or social conditions; or (ix) any epidemics, pandemics, disease outbreaks, or other public health emergencies; and the foregoing (i)-(ix) shall not be deemed to be a Purchaser Material Adverse Effect unless such events, changes, developments, or occurrences, taken as a whole, have a material disproportionate effect on Purchaser relative to other participants in the industries in which Purchaser operates. “Purchaser Parties” has the meaning specified in the introductory paragraph of Article VI. “Purchaser SEC Reports” has the meaning specified in Section 5.9(a). “Qualifying Revenue” means revenue recognized in accordance with U.S. GAAP, ratably over a twelve (12)-month period, derived solely from new Panoptic Licensing Agreements including renewals thereof. For the avoidance of doubt, Qualifying Revenue shall exclude any revenue attributable to legacy Company contracts or renewals thereof, which shall remain entirely for the benefit of Purchaser. “Registrable Securities” has the meaning specified in Section 3.2(d)(i). “Registration Rights Agreement” has the meaning specified in Section 3.2(c). “Representatives” means a Party’s officers, directors, Affiliates, managers, consultants, employees, representatives, and agents. “Resale Registration Statement” has the meaning specified in Section 3.2(d)(i). “Restricted Preferred Shares” has the meaning specified in Section 3.2(e)(ii). “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

13 SK 39196 0005 12134921 v17 “Straddle Period” has the meaning specified in Section 8.6(d). “Subsidiary(ies)” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control via contractual or other arrangements more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person. “Surviving Corporation” has the meaning specified in Section 2.1(a). “Tangible Personal Property” has the meaning specified in Section 6.14(a). “Target Working Capital” means the amount of Final Working Capital agreed to by the Parties and set forth on Section 3.1(d) of the Company Disclosure Schedule, which amount reflects the normalized operating working capital required to operate the Business in the Ordinary Course of Business following the Closing, calculated as of the twelve (12) month period immediately preceding the Execution Date. “Tax” or “Taxes” means (a) any and all federal, state, local, and foreign taxes, charges, fees, levies, assessments, duties, or other amounts payable to any Governmental Authority, including: income, franchise, profits, margin, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, environmental, escheat or unclaimed property, occupation, premium, registration, and gains taxes, customs, duties, imposts, charges, levies, or other similar assessments of any kind whatsoever, whether disputed or not, together with any interest, penalties, and additions imposed with respect thereto and any interest in respect of such penalties or additions; (b) any liability for the payment of any item described in clause (a) immediately above as a result of being a member of an affiliated, consolidated, combined, unitary, or aggregate group for any period, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign Law; (c) any liability for the payment of any item described in clause (a) or (b) immediately above as a result of any express or implied obligation to indemnify any Person or as a result of any obligations under any agreements or arrangements with any Person with respect to such item; or (d) any successor or transferee liability for the payment of any item described in clause (a), (b), or (c) immediately above of any Person, including by reason of being a party to any merger, consolidation, conversion, or otherwise. “Tax Return” means any return, document, declaration, report, claim for refund, information return, or statement required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Transaction(s)” has the meaning specified in the Recitals. “Transaction Litigation” has the meaning specified in Section 8.10(c). “Transfer Agent” means Equiniti Trust Company, LLC, located at 48 Wall Street, 22nd Floor, New York, NY 10005.

14 SK 39196 0005 12134921 v17 “Treasury Regulations” means the interpretive treasury regulations promulgated under the Code. “U.S. GAAP” means generally accepted accounting principles in the United States as in effect (a) with respect to financial information for periods on or after the Execution Date, as of the Execution Date, and (b) with respect to financial information for periods prior to the Execution Date, as of such applicable time. “Vesting Conditions” means, collectively, the Base Vesting Conditions and the Accelerated Vesting Conditions. “VWAP” means, with respect to any specified period, the volume-weighted average of the closing prices of Purchaser Common Stock on the principal trading market on which such securities are listed during such period, as reported by Bloomberg L.P. (or, if not available, by another nationally recognized quotation service mutually agreed by the Parties). “Working Capital Dispute Notice” shall have the meaning specified in Section 3.1(d)(iv). Section 1.2 Other Definitional and Interpretative Provisions The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement (including any Exhibits and Schedules annexed hereto) as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits, and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein, including the Purchaser Disclosure Schedule and the Company Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written,” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” when used in this Agreement is not exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to any statute, rule, regulation, law, or applicable Law shall be deemed to refer to such statute, rule, regulation, law, or applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder (except to the extent otherwise expressly provided herein). References to any Contract are to that Contract as amended, modified, or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise expressly provided herein, any reference in this Agreement to a date or time shall be deemed to be such date or time in Wilmington, Delaware. References from or

15 SK 39196 0005 12134921 v17 through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States dollars in the manner and at the times set forth herein and all monetary references used herein, including references to “$” shall be to United States dollars unless otherwise specified. The Parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. ARTICLE II MERGER Section 2.1 The Merger (a) Upon the terms and conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, (i) Merger Sub shall be merged with and into the Company, and (ii) the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall become a wholly-owned subsidiary of Purchaser. (b) On the Closing Date, the Parties shall cause a certificate or statement of merger (as applicable), in a form reasonably satisfactory to the Company and Purchaser (the “Certificate of Merger”), to be executed and filed with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Utah. The Merger shall become effective on the date and at the time agreed by Purchaser and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time” and the date the Merger becomes effective being referred to as the “Effective Date”). (c) The Merger shall be effectuated pursuant to the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, and duties of the Surviving Corporation, in each case, in accordance with the DGCL. (d) At the Effective Time, the Organizational Documents of the Company shall become the Organizational Documents of the Surviving Corporation. Section 2.2 Treatment of Company Units (a) Conversion of Company Units. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the holders thereof, each issued and outstanding Company Unit, shall be automatically cancelled and extinguished and converted into the right to receive such holder’s applicable portion of the Merger Consideration (including the Earn-Out, if any), as provided in Article III and Article IV of this Agreement.

16 SK 39196 0005 12134921 v17 (b) Issuance of Company Units to Purchaser. At the Effective Time and as a result of the Merger, all Company Units shall be issued to Purchaser (or its designated Affiliate), and Purchaser shall become the sole member of the Surviving Corporation, holding one hundred percent (100%) of the issued and outstanding Company Units, free and clear of all Liens. (c) Cancellation and Termination of Rights. At the Effective Time, all Company Units shall cease to exist and be terminated, and each holder of Company Units shall cease to have any rights as a member of the Company under the Company’s Operating Agreement, except solely for the right to receive the Merger Consideration and any amounts payable pursuant to this Agreement. No holder of Company Units shall have any further rights to vote or participate as a member of the Company following the Effective Time. (d) No Further Transfers or Issuances. From and after the Execution Date and until the Effective Time, the Company shall cause each holder of Company Units to be prohibited from selling, assigning, transferring, pledging, encumbering or otherwise disposing of any Company Units, whether directly or indirectly, and the Company shall not recognize, record or register any transfer of Company Units on its books and records during such period. All outstanding equity interests of the Company shall be owned, directly or indirectly, by Purchaser. (e) Exchange Effected by Operation of Law. The conversion of Company Units described in this Section 2.2 shall occur automatically by operation of law pursuant to the Utah Revised Uniform Limited Liability Company Act and the Delaware Limited Liability Company Act. (f) Treatment of Equity-Linked Rights. At the Effective Time, all options, warrants, profit interests, phantom equity or other equity-linked or equity-based rights relating to Company Units, whether vested or unvested, shall be cancelled and extinguished, unless expressly provided otherwise in this Agreement or in a written agreement between Purchaser and the applicable holder. (g) No Appraisal Rights. The holders of Company Units shall not be entitled to dissenter’s rights under the Utah Revised Uniform Limited Liability Company Act with respect to the Merger, except to the extent such rights are validly waived pursuant to the Company’s Operating Agreement or applicable Law. (h) Further Assurances. Each holder of Company Units shall, from and after the Effective Time, take such further actions and execute such additional documents as Purchaser may reasonably request to evidence or effectuate the cancellation of Company Units and the vesting of ownership of the Company in Purchaser. Section 2.3 Closing In accordance with the terms and subject to the conditions of this Agreement, the Closing will take place remotely by the exchange of counterpart signature pages via facsimile, electronic mail or portable document format, on the date that is three Business Days after the first date on which all conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or

17 SK 39196 0005 12134921 v17 waiver thereof), or at such other time, date and place as may be mutually agreed in writing by the Company and Purchaser. Section 2.4 Deliverables by the Company at Closing At or prior to the Closing, the Company shall deliver or cause to be delivered to Purchaser: (a) a duly executed counterpart of each ancillary agreement to which the Company is a party, including the Registration Rights Agreement, Lock-Up Agreement and Leak- Out Agreement; (b) a duly executed counterpart of the Advisory Agreement; (c) a duly executed counterpart of the Employment Agreement; (d) a duly executed counterpart of the Escrow Agreement; (e) any consents required to be obtained by the Company in connection with the transactions contemplated by this Agreement in a form reasonably acceptable to Purchaser, duly executed by the Person or Persons from whom each such consent is required, except for such consents if not obtained that would not cause a Company Material Adverse Effect; (f) a certificate of an officer of the Company, in form and substance reasonably satisfactory to Purchaser, attaching copies of the documents as set forth in Section 7.2(e)(i), and certifying that each of the documents attached pursuant to clauses (A)-(C) of Section 7.2(e)(i) is true and complete; (g) a certificate of an officer of the Company, in form and substance reasonably satisfactory to the Purchaser, certifying the accuracy of clauses (a), (b) and (c) of Section 7.2(e) herein. (h) a certificate of good standing and status as to the Company from the Secretary of State of the State of Utah, dated within five days of the Closing Date, certifying that the Company is in good standing in the State of Utah and by the Secretary of State (or equivalent Governmental Authority) of each other jurisdiction where the Company is qualified to do business, if any; (i) a copy of the final report of the Independent Valuation Firm, duly addressed to the Purchaser and the Company, in a form reasonably acceptable to both the Purchaser and the Company. (j) true and complete copies of (i) the unaudited consolidated balance sheets of the Company as of December 31, 2024 and December 31, 2025, and the related unaudited statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the fiscal years then ended, and (ii) the unaudited consolidated balance sheet of the Company as of the end of the most recent fiscal quarter prior to the Closing Date and the related unaudited statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the stub period then ended, which Company Financial Statements (as defined

18 SK 39196 0005 12134921 v17 below) shall be delivered to Purchaser and shall be prepared in accordance with U.S. GAAP and in a format suitable to permit Purchaser to complete an audit in accordance with the standards of the PCAOB. (k) Payoff letters and evidence of release of Indebtedness and Liens as required by Section 8.8. (l) written resignations of directors and officers of the Company as requested by Purchaser, effective as of the Closing; and (m) such other documents or instruments as Purchaser may reasonably request and are reasonable and necessary to consummate the transactions contemplated by this Agreement. Section 2.5 Deliverables by Purchaser and Merger Sub at Closing At or prior to the Closing, Purchaser shall deliver, or cause to be delivered, to the Company: (a) a duly executed counterpart of each ancillary agreement to which the Company is a party, including the Registration Rights Agreement, Lock-Up Agreement and Leak- Out Agreement; (b) a duly executed counterpart of the Advisory Agreement; (c) a duly executed counterpart of the Employment Agreement; (d) a duly executed counterpart of the Escrow Agreement; (e) payment of the cash portion of the Merger Consideration payable at Closing by wire transfer of immediately available funds to the accounts designated by the Company prior to the Closing; (f) evidence reasonably satisfactory to the Company of the issuance of the shares of Preferred Stock constituting the equity portion of the Merger Consideration; (g) certified copies of resolutions adopted by the Purchaser Board approving this Agreement and the Transactions contemplated hereby; (h) a written consent of Purchaser, as the sole stockholder of Merger Sub, approving and adopting this Agreement and the Merger; (i) a certificate of an officer of the Purchaser, in form and substance reasonably satisfactory to the Company, attaching copies of the documents as set forth in Section 7.3(e)(i), and certifying that each of the documents attached pursuant to clauses (A)-(C) of Section 7.3(e)(i) is true and complete; (j) a certificate of an officer of the Purchaser, in form and substance reasonably satisfactory to the Company, certifying the accuracy of clauses (a), (b) and (c) of Section 7.3(e) herein.

19 SK 39196 0005 12134921 v17 (k) a duly executed Certificate of Merger in the form agreed by the Parties, ready for filing with the Secretary of State of the State of Delaware promptly following the Closing; (l) Receipt by Purchaser of the Payoff Letters and lien release documentation required under Section 8.8; and (m) such other documents or instruments as the Company may reasonably require and are reasonable and necessary to consummate the transactions contemplated by this Agreement. ARTICLE III MERGER CONSIDERATION Section 3.1 Merger Consideration (a) Merger Consideration. The Merger Consideration consists of the Base Consideration (as defined below), which includes the Cash Consideration (as defined below) and Equity Consideration (as defined below), and the Earn-Out payments. (b) Base Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, Purchaser shall pay or cause to be paid to the Company Equityholders, as set forth in Section 3.1(a) of the Company Disclosure Schedule, aggregate consideration in the amount of Two Million Eight Hundred Seventy-Five Thousand Dollars ($2,875,000) (the “Base Consideration”). (c) Cash Consideration. The cash portion of the Base Consideration shall equal Eight Hundred Seventy-Five Thousand Dollars ($875,000) (the “Cash Consideration”) and shall be payable as follows: (i) at the Closing, an amount equal to Three Hundred Fifty Thousand Dollars ($350,000); (ii) on the sixtieth (60th) day following the Closing Date, an amount equal to Three Hundred Thousand Dollars ($300,000); and (iii) on the one hundred twentieth (120th) day following the Closing Date, an amount equal to Two Hundred Twenty-Five Thousand Dollars ($225,000). The Cash Consideration, other than the amounts due at Closing, which will be paid on the Closing Date, shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by the Company not more than two (2) Business Days following the applicable payment date. The Cash Consideration payable hereunder shall be increased or decreased, as applicable, by the amount of any Working Capital adjustment determined pursuant to Section 3.1(d) based on the Estimated Closing Working Capital and the Final Working Capital (as applicable). (d) Equity Consideration.

20 SK 39196 0005 12134921 v17 (i) Subject to the Vesting Conditions, in addition to the Cash Consideration, Purchaser shall issue, according to the delivery schedule in this Section 3.1(d), to the Company Equityholders 888,888 shares of Preferred Stock in the amounts and to the persons as set forth on Section 3.1(a) of the Company Disclosure Schedule (the “Equity Consideration”); provided, however, the number of shares comprising the Equity Consideration or any tranche described in subsection (ii) below shall be equitably adjusted for any stock split, reverse stock split, stock dividend or similar recapitalization event. (ii) Subject to the Vesting Conditions being achieved or met on the applicable date, and subject to acceleration in connection with the occurrence of the Accelerated Vesting Conditions as provided below, the Equity Consideration shall be issued and delivered in four (4) equal tranches of 177,777 shares of Preferred Stock and one final tranche of 177,780 shares of Preferred Stock (each, a “Preferred Tranche”), in each case pro rata to the persons as set forth on Section 3.1(a) of the Company Disclosure Schedule. The first Preferred Tranche shall be issued and delivered one business day following the first end of a calendar quarter (i.e. March 31, June 30, September 30 and December 31) following the six-month anniversary of the Closing Date on which the Base Vesting Conditions are satisfied at any time during such calendar quarter. The second, third, fourth and fifth Preferred Trance shall be issued and delivered one business day following the second, third, fourth and fifth, respectively, end of a calendar quarter following the six-month anniversary of the Closing Date on which the Base Vesting Conditions are satisfied at any time during such calendar quarter. Notwithstanding the foregoing, to the extent any Preferred Tranche is not required to be issued and delivered by January 15, 2034 (the “Final Vesting Date”), then such Preferred Tranche shall never be issued and delivered and shall be forfeited. Notwithstanding the foregoing if the Accelerated Vesting Conditions are satisfied at any time between Closing and the Final Vesting Date, then all of the Equity Consideration that has not been issued and delivered shall be issued and delivered one business day following the date on which the Accelerated Vesting Conditions are met. For avoidance of doubt, any quarters in which the applicable Vesting Conditions are not satisfied shall not reduce the number of Preferred Tranches issuable in subsequent quarters in which such applicable Vesting Conditions are satisfied, and each quarter in which Vesting Conditions are satisfied shall result in the issuance and delivery of the next unissued Preferred Tranche. For the avoidance of doubt, no Preferred Tranche shall be deemed issued, outstanding, owned, beneficially owned or constructively received unless and until actually issued and delivered in accordance with Section 3.1(d), and no holder shall have any rights with respect thereto prior to such issuance, except as expressly set forth in this Agreement. (iii) All shares of Preferred Stock issued as Equity Consideration shall be duly authorized, validly issued, fully paid and nonassessable and shall be issued in reliance on an exemption from registration under the Securities Act. (e) Working Capital Adjustment. (i) Estimated Closing Working Capital. Not fewer than three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Purchaser a written statement setting forth the Company’s good-faith estimate of Final

21 SK 39196 0005 12134921 v17 Working Capital as of 11:59 p.m. Eastern Time on the day immediately preceding the Closing Date (the “Estimated Closing Working Capital”), prepared in accordance with U.S. GAAP applied on a consistent basis with past practice and consistent with the principles set forth on Section 3.1(e) of the Company Disclosure Schedule. (ii) Closing Adjustment Based on Estimate. The Base Consideration payable at the Closing and thereafter may be adjusted dollar-for-dollar as follows: (i) if the Estimated Closing Working Capital is less than the Target Working Capital, the Base Consideration shall be reduced by the amount of such deficiency; and (ii) if the Estimated Closing Working Capital is greater than the Target Working Capital, the Base Consideration shall be increased by the amount of such excess. Any adjustment pursuant to this Section 3.1(e)(ii) shall be reflected in the Cash Consideration payable at Closing to the extent practicable, with the remainder (if any) settled pursuant to Section 3.1(e)(v). (iii) Post-Closing Working Capital Statement. Within fifty- five (55) days following the Closing Date, Purchaser shall prepare and deliver to the Company a written statement setting forth Purchaser’s calculation of Final Working Capital as of the Closing Date (the “Final Working Capital Statement”), together with reasonable supporting detail. The Final Working Capital Statement shall be prepared in accordance with U.S. GAAP applied on a consistent basis with past practice and consistent with the principles set forth on Section 3.1(e) of the Company Disclosure Schedule. (iv) Review and Dispute Resolution. The Purchaser shall have thirty (30) days following receipt of the Final Working Capital Statement to review such statement and notify Company in writing of any dispute, setting forth in reasonable detail the basis for such dispute (the “Working Capital Dispute Notice”). During the review period, Purchaser shall provide the Company and its Representatives with reasonable access to the relevant books, records, and personnel of the Surviving Corporation for purposes of verifying the Final Working Capital Statement. If the Purchaser does not timely deliver a Working Capital Dispute Notice, the Final Working Capital Statement shall be final, conclusive, and binding. If a Working Capital Dispute Notice is timely delivered and the Parties are unable to resolve the dispute within fifteen (15) days, the unresolved matters shall be submitted to an independent accounting firm of nationally recognized standing, mutually agreed by the Parties (the “Independent Accountant”), acting as an expert and not an arbitrator. The determination of the Independent Accountant shall be final, conclusive, and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction. The fees and expenses of the Independent Accountant shall be borne by the Party whose position is not substantially upheld, as determined by the Independent Accountant. (v) Final Settlement. If the Final Working Capital (as finally determined pursuant to this Section 3.1(e)): (i) is less than the Target Working Capital, the Company Equityholders shall pay to Purchaser an amount equal to such deficiency; or (ii) is greater than the Target Working Capital, Purchaser shall pay to the Company Equityholders an amount equal to such excess. Any payment required pursuant to this

22 SK 39196 0005 12134921 v17 Section 3.1(d)(vi) shall be paid in cash within ten (10) Business Days following final determination. (vi) Allocation of Adjustment to Cash Consideration. Any adjustment to the Base Consideration pursuant to this Section 3.1(e) (whether based on the Estimated Closing Working Capital or the Final Working Capital) shall be applied solely as an adjustment to the Cash Consideration. For the avoidance of doubt, the Equity Consideration shall not be increased, reduced or otherwise adjusted as a result of any Working Capital adjustment. (vii) Exclusivity of Adjustment. The adjustments set forth in this Section 3.1(e) shall be the sole and exclusive adjustment to the Base Consideration relating to Final Working Capital, and neither Party shall have any further adjustment or claim with respect thereto, except in the case of fraud. (f) Withholding. Purchaser and its Affiliates shall be entitled to deduct and withhold from the Cash Consideration or Equity Consideration such amounts as are required to be deducted or withheld with respect to the making of such payments under applicable Law. Any amounts so withheld and remitted shall be treated as having been paid for all purposes of this Agreement to the Person in respect of which such withholding was made. (g) No Interest. Except as expressly provided in this Agreement, no interest shall accrue or be payable on any portion of the Base Consideration. (h) No Fractional Shares. No fractional shares of Preferred Stock shall be issued pursuant to this Agreement. Any fractional share otherwise issuable shall be rounded down to the nearest whole share. Section 3.2 Liquidity; Transfer Restrictions; Resale (a) Allocation of Equity Consideration. The Equity Consideration shall consist of 888,888 shares of Purchaser’s Preferred Stock having an aggregate value of Two Million Dollars ($2,000,000). The Preferred Stock shall be convertible into Purchaser Common Stock at the option of the holder at any time in accordance with the Certificate of Designation. All shares of Preferred Stock issued as Equity Consideration shall be subject to the restrictions and registration provisions set forth in this Section 3.2. (b) Unregistered Securities; Restricted Shares. All shares of Preferred Stock issued as Equity Consideration pursuant to this Agreement, and any shares of Purchaser Common Stock issuable upon conversion thereof or any shares of Purchaser Common Stock issuable in connection with the Earn-Out (if any), shall be deemed “restricted securities” within the meaning of Rule 144 under the Securities Act and shall be subject to the restrictions and registration provisions set forth in this Section 3.2. Such securities have not been registered under the Securities Act or any applicable state securities laws and are being issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

23 SK 39196 0005 12134921 v17 (c) Registration Rights Agreement. At or prior to the Closing, Purchaser and the Company Equityholders shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Purchaser shall grant the Company Equityholders customary resale registration rights as discussed in Section 3.2(d) below. (d) Resale Registration. Subject to the terms of the Registration Rights Agreement and Lock-Up Agreement: (i) Within thirty (30) days following the Closing Date, Purchaser shall file with the SEC a resale registration statement on Form S-1 or Form S-3 (if eligible), or a prospectus supplement to an existing effective shelf registration statement (the “Resale Registration Statement”), covering the resale of (i) the shares of Preferred Stock issued pursuant to this Agreement and (ii) the shares of Purchaser Common Stock issuable upon conversion thereof (the “Registrable Securities”). (ii) Purchaser shall use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as promptly as practicable following the filing thereof and shall keep such Resale Registration Statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered thereby have been sold or (ii) the date on which all Registrable Securities may be sold without restriction under Rule 144. (iii) Purchaser shall notify the holders of the Registrable Securities promptly upon the effectiveness of the Resale Registration Statement. (iv) Purchaser shall bear all fees, costs, and expenses incurred in connection with the filing, effectiveness, and maintenance of the Resale Registration Statement, other than underwriting discounts, brokerage commissions, or transfer taxes attributable to the sale of Registrable Securities by the holders thereof. (v) The registration rights set forth in this Article III are the sole registration rights granted to the holders of the Registrable Securities, and no holder shall have any demand, piggyback or shelf takedown rights other than as expressly set forth in the Registration Rights Agreement. (e) Lock-Up. (i) General. All shares of Preferred Stock issued as Equity Consideration pursuant to this Agreement, and any shares of Purchaser Common Stock issuable upon conversion thereof, and the Earn-Out Shares (if any) are restricted securities and shall be subject to the transfer restrictions set forth in this Section 3.2, the Registration Rights Agreement, Lock-Up Agreement, Leak-Out Agreement and applicable securities laws. (ii) Restrictions. (A) 666,666 shares of Preferred Stock having an aggregate value equal to One Million Five Hundred Thousand Dollars ($1,500,000) of the Equity Consideration (the “Restricted Preferred Shares”), and any shares of Purchaser

24 SK 39196 0005 12134921 v17 Common Stock issuable upon conversion thereof, shall be subject to a lock-up for a period of six (6) months following the Closing Date, during which time such securities may not be sold, transferred, pledged, hedged, or otherwise disposed of, except as expressly permitted pursuant to the applicable lock-up agreement (the “Lock-Up Agreement”); and (B) 222,222 shares of Preferred Stock having an aggregate value equal to Five Hundred Thousand Dollars ($500,000) of the Equity Consideration, and any shares of Purchaser Common Stock issuable upon conversion thereof, shall be subject to a lock-up for a period of ninety (90) days following the Closing Date, during which time such securities may not be sold, transferred, pledged, hedged, or otherwise disposed of, except as expressly permitted pursuant to the applicable Lock-Up Agreement. The form of Lock-Up Agreement is substantially in the form attached hereto as Exhibit B. (f) Leak-Out. Following the expiration of the lock-up periods described in Section 3.2(e)(ii) above, the holders of Registrable Securities shall be subject to a leak-out arrangement governing the volume, timing, and manner of resale of such securities, as set forth in a leak-out agreement to be entered into by the holders and Purchaser at or prior to the Closing (the “Leak-Out Agreement”). The form of Leak-Out Agreement is substantially in the form attached hereto as Exhibit C. (g) No Impairment. Purchaser shall not take any action, the primary purpose or reasonably foreseeable effect of which is to impair or delay the ability of any holder of Registrable Securities to sell such securities in accordance with the effective registration statement, the Lock-Up Agreement, or the Leak-Out Agreement (h) Price-Based Acceleration. If at any time following Closing the closing price of Purchaser Common Stock equals or exceeds two (2) times the Reference Price for twenty (20) consecutive Business Days (or for twenty (20) Business Days within any thirty (30)-day trading period), then all contractual transfer restrictions applicable to the Restricted Preferred Shares (and the Purchaser Common Stock issuable upon conversion thereof) shall automatically terminate, and such securities shall thereafter be transferable subject only to applicable securities laws. (i) Restrictive Legends. Certificates or book-entry statements representing the Preferred Stock issued as Equity Consideration and any shares of Purchaser Common Stock issuable upon conversion thereof and the Earn-Out Shares (if any) shall bear a restrictive legend substantially in the following form (and such other legends as may be required by applicable state securities laws): THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE MERGER AGREEMENT, DATED MAY 21, 2026, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF THE CLOSING DATE, IN EACH CASE BY AND AMONG THE COMPANY AND THE HOLDERS NAMED THEREIN. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR

25 SK 39196 0005 12134921 v17 ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF MAY 21, 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST. (j) Removal of Legends. The restrictive legend applicable to the Preferred Stock issued as Equity Consideration and any shares of Purchaser Common Stock issuable upon conversion thereof and to Earn-Out Shares shall be removed, and the Company shall cause such securities to be issued or reissued without restrictive legends (including by book-entry through the Depositary Trust Company), if (i) such securities are registered for resale under the Securities Act pursuant to an effective registration statement and are sold in compliance therewith, (ii) such securities have been validly sold pursuant to Rule 144 under the Securities Act, or (iii) such securities are eligible for resale under Rule 144 without volume or manner-of-sale restrictions and without the requirement that the Company be in compliance with the current public information requirements of Rule 144; provided that the Company and its Transfer Agent may require customary documentation in connection therewith, including reasonable representation letters indemnity and/or a legal opinion of counsel reasonably satisfactory to the Company and its Transfer Agent. Upon satisfaction of the foregoing conditions, the Company shall use commercially reasonable efforts to cause legend removal within three (3) Business Days and shall not re-impose such legend or a stop-transfer restriction except as required by applicable Law. (k) Equity Consideration; Earn-Out Shares. The Equity Consideration shall be paid in the form of shares of a validly authorized shares of Preferred Stock of Purchaser. The Preferred Stock shall have the rights, preferences, privileges, limitations and conversion features set forth in the applicable Certificate of Designation, including the right of the holder to convert the Preferred Stock into shares of Purchaser Common Stock in accordance with the terms thereof. The Earn-Out Shares (if any) shall be duly authorized, validly issued, fully paid and non- assessable. Purchaser hereby represents and warrants that it has taken all necessary corporate action to authorize the creation, designation, issuance, and delivery of the Preferred Stock as Equity Consideration and that, when issued pursuant to this Agreement, the Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

26 SK 39196 0005 12134921 v17 ARTICLE IV EARN-OUT Section 4.1 Earn-Out Period; General Framework (a) Earn-Out Period. In addition to the Base Consideration, the Company Equityholders listed on Section 3.1(a) of the Company Disclosure Schedule shall be eligible to receive additional contingent consideration (the “Earn-Out”) based on the financial performance of the Business during each of the three (3) consecutive calendar years ending December 31, 2026, December 31, 2027 and December 31, 2028 (each, an “Earn-Out Year,” and collectively, the “Earn-Out Period”). Section 4.2 Earn-Out Payments (a) Guaranteed Earn-Out. Notwithstanding actual performance during the Earn-Out Period, Purchaser shall pay to the Company Equityholders a guaranteed earn-out payment in the amount of One Hundred Thousand Dollars ($100,000) for each Earn-Out Year (the “Guaranteed Earn-Out”). Each installment of the Guaranteed Earn-Out shall be payable in cash within sixty (60) days following the end of the applicable Earn-Out Year. The Guaranteed Earn- Out shall not be subject to offset, clawback, or forfeiture except in the event of fraud or willful misconduct by the Company Equityholders. (b) Performance-Based Earn-Out. (i) Earn-Out Metrics. In addition to the Guaranteed Earn-Out, the Company Equityholders shall be eligible to receive additional Performance Earn-Out payments based on U.S. GAAP-recognized Gross Profit derived from Qualifying Revenue generated during each Earn-Out Year (the “Gross Profit”). Gross Profit shall be calculated in accordance with U.S. GAAP applied consistently with the practices used in the Company Financial Statements delivered pursuant to Section 2.4(j), without giving effect to any changes in accounting principles, methods, estimates or policies implemented by Purchaser or its Affiliates after the Closing Date that would reasonably be expected to reduce Gross Profit. (ii) Baseline Carve-Out Amount. No Performance Earn-Out shall be payable unless and until Gross Profit for the applicable Earn-Out Year exceeds the Baseline Carve-Out Amount. (iii) Performance Participation. The Performance Earn-Out for each Earn-Out Year shall equal the Applicable Percentage of Gross Profit in excess of the applicable Baseline Carve-Out Amount. The Baseline Carve-Out Amount functions solely as a threshold for the Performance Earn-Out and does not affect the calculation of Gross Profit. (iv) Gross Margin Floor. No Performance Earn-Out shall be payable for any Earn-Out Year unless the Gross Profit as a percentage of Qualifying Revenues achieved for such Earn-Out Year equals or exceeds the following minimum

27 SK 39196 0005 12134921 v17 thresholds: (x) 55% for the 2026 Earn-Out Year; (y) 65% for the 2027 Earn-Out Year; and (z) 65% for the 2028 Earn-Out Year (the “Gross Margin Floor”). (v) Payment Mix. Any Performance Earn-Out payment earned for an Earn-Out Year shall be paid fifty percent (50%) in cash and fifty percent (50%) in shares of Purchaser Common Stock (the “Earn-Out Shares”) (or such other equity securities issued in substitution or conversion thereof), subject to applicable securities laws. The number of Earn-Out Shares to be issued shall be determined by dividing the equity portion of the applicable Performance Earn-Out by the twenty (20)-trading day volume-weighted average price VWAP of the Purchaser Common Stock ending on and including the trading day immediately prior to December 31 of the applicable Earn-Out Year. (vi) Calculation and Payment. Within sixty (60) days following the end of each Earn-Out Year, Purchaser shall calculate in good faith the Performance Earn-Out, if any, based on audited financial statements of Purchaser and the financial information relating to the Business for such Earn-Out Year, and shall pay any amounts due concurrently with delivery of such calculation. Such calculation shall be accompanied by reasonable supporting detail and a certification by an officer of Purchaser that it was prepared in accordance with this Article IV. (c) Participation Percentage. Subject to satisfaction of the Gross Margin Floor, the Company Equityholders shall be entitled to receive the applicable percentage of Gross Profit in excess of the applicable Baseline Carve-Out Amount for each Earn-Out Year. Section 4.3 Change of Control; Acceleration In the event that Purchaser consummates a Change of Control at any time during the Earn- Out Period, then, effective immediately prior to the consummation of such Change of Control: (a) all unpaid Guaranteed Earn-Out amounts for the remaining Earn-Out Years shall automatically accelerate and become immediately due and payable in cash to the Company Equityholders; and (b) the Performance Earn-Out shall be deemed earned at the maximum level for each remaining Earn-Out Year, assuming Gross Profit exceeds the applicable Baseline Carve-Out Amount, and such amounts shall become immediately due and payable, with fifty percent (50%) payable in cash and fifty percent (50%) payable in Purchaser Common Stock or other equity securities issued in connection with such Change of Control. Section 4.4 Post-Closing Covenants Regarding Operation of the Business (a) During the Earn-Out Period, Purchaser shall, and shall cause its Affiliates (including the Surviving Corporation) to: (i) operate the Business in good faith and in accordance with its good-faith business judgment in the best interests of Purchaser and its shareholders taken as a whole; and

28 SK 39196 0005 12134921 v17 (ii) maintain separate books and records for the Business sufficient to calculate Qualifying Revenue and Gross Profit on a consistent basis. (b) Purchaser shall provide the Company Equityholders (or their designated representative) with quarterly written reports no earlier than the date on which Purchaser files (or is required to file, giving effect to any extensions) its quarterly report on Form 10-Q for such fiscal quarter, and in any event within forty-five (45) days after the end of such fiscal quarter (or, if applicable, within five (5) additional Business Days thereafter) during the Earn-Out Period, setting forth in reasonable detail the Qualifying Revenue and Gross Profit for such quarter, together with supporting schedules. In addition, with respect to each fiscal year during the Earn-Out Period, Purchaser shall provide an annual report no earlier than the date on which Purchaser files (or is required to file, giving effect to any extensions) its annual report on Form 10-K for such fiscal year, and in any event within ninety (90) days after the end of such fiscal year (or, if applicable, within five (5) additional Business Days thereafter). Purchaser shall also provide reasonable access during normal business hours to the books, records, and personnel of the Surviving Corporation and Purchaser (to the extent related to the Earn-Out metrics) upon reasonable advance notice, subject to customary confidentiality protections. Section 4.5 Dispute Resolution (a) Within sixty (60) days following the end of each Earn-Out Year, Purchaser shall deliver to the Company Equityholders (or their representative) the Earn-Out calculation together with supporting documentation (the “Earn-Out Statement”). (b) The Company Equityholders shall have thirty (30) days following receipt of the Earn-Out Statement to review it and deliver a written notice of objection (an “Objection Notice”) setting forth in reasonable detail any disputed items. If no Objection Notice is delivered within such thirty (30)-day period, the Earn-Out Statement shall be final and binding. (c) If an Objection Notice is timely delivered, the Parties shall negotiate in good faith for fifteen (15) days to resolve the disputed items. If the Parties are unable to resolve all disputes within such period, the remaining disputed items shall be submitted to the Independent Accountant (as defined in Section 3.1(d)(iv), or if unavailable, a mutually agreed nationally recognized independent accounting firm), which shall act as an expert and not as an arbitrator. The Independent Accountant shall resolve only the matters in dispute and shall deliver its determination in writing within thirty (30) days after submission (or such longer period as the Independent Accountant may reasonably require). The determination of the Independent Accountant shall be final, conclusive, and binding on the Parties, and judgment may be entered thereon in any court of competent jurisdiction. The fees and expenses of the Independent Accountant shall be borne by the Party whose position is not substantially upheld (as determined by the Independent Accountant) or proportionally if both Parties prevail in part. (d) Purchaser shall pay any finally determined Earn-Out amounts within ten (10) Business Days after final determination. Section 4.6 General

29 SK 39196 0005 12134921 v17 All calculations shall be made in good faith under this Article IV without duplication and in a manner consistent with the definitions herein. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY All representations and warranties set forth herein are made as of the Execution Date and subject to the exceptions noted in the schedules delivered to Purchaser concurrently herewith and identified by the Parties as the “Company Disclosure Schedule”. No specific representation or warranty will limit the generality or applicability of a more general representation or warranty. Each individual section of the Company Disclosure Schedule will be numbered to correspond to the paragraph of the section of this Agreement to which it relates. The Company hereby makes the following representations and warranties to Purchaser as of the date of this Agreement (or in the case of representations and warranties that speak as of an earlier specified date, as of such specified date): Section 5.1 Organization, Standing, and Corporate Power of the Company (a) The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Utah. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate be expected to have a Company Material Adverse Effect. (b) Set forth on Section 5.1(b) of the Company Disclosure Schedule is a complete and accurate list of all of the Company Subsidiaries, including the date and jurisdiction of formation or incorporation of each Subsidiary. The Company conducts its operations through the Company and the Company Subsidiaries. The Company owns all of the issued and outstanding equity securities of such Company Subsidiaries. (c) True and complete copies of the Organizational Documents, all equity records, and all other records of the Company have been delivered or otherwise made available to Purchaser. All of the books and records of the Company and its Organizational Documents have been maintained in the Ordinary Course of Business and fairly reflect, in all material respects, all transactions of the Company. The Company is not in violation, in any material respect, of its Organizational Documents. (d) Section 5.1(d) of the Company Disclosure Schedule sets forth a list of all directors and officers of the Company and the Company Subsidiaries. Section 5.2 Due Authorization The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company, and no other action on the part of the Company is

30 SK 39196 0005 12134921 v17 necessary. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution, and delivery by each of the other Parties, is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or similar laws in effect that affect the enforcement of creditors’ rights generally or (b) general principles of equity. Section 5.3 No Conflict The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, do not and will not violate any provision of, or result in the breach of, any applicable Law, rule or regulation of any Governmental Authority, the Organizational Documents of the Company or the Company Subsidiaries, or any agreement, indenture or other instrument to which the Company is a party or by which the Company may be bound, or of any Governmental Order applicable to the Company, or terminate or result in the termination of any such agreement, indenture, or instrument, or result in the creation of any Lien upon any of the properties or assets of the Company or constitute an event that, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination or creation of a Lien or result in a violation or revocation of any required license, permit or approval from any Governmental Authority or other Person, except to the extent that the occurrence of any of the foregoing would not have a Company Material Adverse Effect on the ability of the Company to enter into and perform its obligations hereunder. Section 5.4 Governmental Authorities; Consents Except as set forth on Section 5.4 of the Company Disclosure Schedule, no material consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other third party is required on the part of the Company with respect to the Company’s execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby. Section 5.5 Brokers No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company, any Company Subsidiary, or any of their respective Affiliates in connection with this Agreement or the transactions contemplated hereby upon arrangements made by or on behalf of the Company, any Company Subsidiary, or their respective Affiliates. Section 5.6 Legal Proceedings; Litigation There are no Actions pending or, to the Knowledge of the Company, threatened, against or by the Company, any executive officer or director of the Company or, to the Knowledge of the Company, the Company Subsidiary, or any property or asset of the Company or, to the Knowledge of the Company, the Company Subsidiary, that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. Neither the Company nor, to the Knowledge of the Company, any officer or director of the Company nor any Company Subsidiary, nor any material property or asset of the Company or, to the Knowledge of the Company, any

31 SK 39196 0005 12134921 v17 Company Subsidiary, is subject to any material continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, that would prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. Section 5.7 Capitalization of the Company; Subsidiaries (a) The authorized share capital of the Company consists of 600,000,000 Company Units, consisting of 500,000,000 Class A Units and 100,000,000 Class B Units. As of May 21, 2026, there were 526,315,790 Company Units issued and outstanding, consisting of 498,500,000 Class A Units and 27,815,790 Class B Units. All of the issued and outstanding Company Units have been duly authorized and are validly issued, fully paid and non-assessable. The issued and outstanding Company Units constitute all of the issued and outstanding equity of the Company. (b) Neither the Company nor any Company Subsidiary presently has any option or incentive plans. Other than as set out in Section 5.7 of the Company Disclosure Schedule, there are no outstanding bonds, debentures, notes or other indebtedness of any kind or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or any Company Subsidiary or obligating the Company to issue, grant, extend, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking. There are no outstanding contractual obligations, commitments, understandings, or arrangements of the Company to repurchase, redeem, or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any Company Subsidiary. (c) The Company has no Subsidiaries other than the Company Subsidiaries. Section 5.8 Employee Benefit Plans Other than as set out in Section 5.8 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains or has in the past maintained any Employee Benefit Plan other than such Employee Benefit Plans expressly specified in any individual employment agreement or contractor agreement with such employees and contractors of the Company. Section 5.9 Organization and Qualification of the Company Subsidiary (a) Each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of its incorporation or formation, as the case may be. Each Company Subsidiary has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, operate, or lease its properties and to carry on its business as currently conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing (or equivalent status) in each jurisdiction in which

32 SK 39196 0005 12134921 v17 the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Company Material Adverse Effect. (b) True and complete copies of the Organizational Documents of each Company Subsidiary, and all equity records and all other records of each such Company Subsidiary have been provided by the Company to Purchaser. Section 5.10 Capitalization of the Company Subsidiaries The Company Subsidiaries are authorized to issue that number and kind of securities as are respectively listed on Section 5.10 of the Company Disclosure Schedule, all of which are issued and outstanding and held by the Company. No other shares or equity securities of the Company Subsidiaries are authorized, issued, reserved for issuance or outstanding. All of the outstanding securities of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, unless otherwise provided in its Organizational Documents. There are no outstanding bonds, debentures, notes, or other indebtedness of any kind, or other securities of the Company Subsidiaries having the right to vote (or be convertible into, or exchangeable for, securities having the right to vote) on any matters. There are presently no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which any Company Subsidiaries are a party or by which it is bound obligating the Company Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional share or other equity, voting or otherwise, of the Company Subsidiaries or obligating the Company Subsidiaries to issue, grant, extend, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking. There are no outstanding contractual obligations, commitments, understandings, or arrangements of any Company Subsidiaries to repurchase, redeem, or otherwise acquire or make any payment in respect of any shares of capital stock of the Company Subsidiaries. Section 5.11 Subsidiaries Each of the Company Subsidiaries does not have any Subsidiaries and does not own, directly or indirectly, any equity or other ownership interest in any Person. Section 5.12 Properties Neither the Company nor any Company Subsidiary owns any real property. Either the Company or the Company Subsidiary has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet included in the Company Financial Statements as being owned by the Company or Company Subsidiary or acquired after the date thereof that are, individually or in the aggregate, material to the Business (except properties sold or otherwise disposed of since the date thereof in the Ordinary Course of Business), free and clear of all Liens (other than Permitted Liens). Any real property and facilities held under lease by the Company or the Company Subsidiary are held by it under valid, subsisting and enforceable leases with which the Company and/or the Company Subsidiary, as applicable, is in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.

33 SK 39196 0005 12134921 v17 Section 5.13 Absence of Certain Changes Except for actions expressly contemplated by this Agreement and the Merger, since March 31, 2026, (a) the Company and Company Subsidiaries have conducted their business only in the ordinary course of business, (b) there has not been a Company Material Adverse Effect, (c) neither the Company nor any Company Subsidiary has abandoned, cancelled, or dedicated to the public, or other than in the ordinary course of business, transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property, and (d) neither the Company nor any Company Subsidiary have taken any action or committed or agreed to take any action that would be prohibited by Section 8.1 if such action were taken on or after the date hereof without the consent Purchaser. Section 5.14 Material Agreement Defaults Neither the Company nor any Company Subsidiary is, nor have received any notice, nor to the Knowledge of the Company is any other Person, in default in any material respect under any Material Agreement and, to the Knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Material Agreement” means any contract, agreement or commitment that is effective as of the Execution Date to which the Company or the Company Subsidiary is a party (a) with expected receipts or expenditures in excess of $100,000 individually or $500,000 in the aggregate in any 12-month period, (b) requiring the Company or the Company Subsidiary to indemnify any person in excess of $100,000 in a single transaction or $500,000 in a series or related events, (c) granting exclusive rights to any Person in excess of $100,000 individually, (d) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more in a single transaction or $500,000 or more in a series or related transactions, including guarantees of such indebtedness, or (e) that, with expected receipts or expenditures in excess of $100,000 individually, if breached by the Company or the Company Subsidiary in such a manner would (i) permit any other party to cancel or terminate the same (with or without notice of passage of time), (ii) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or the Company Subsidiary, or (iii) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment. Section 5.15 Accounts Receivable To the Knowledge of the Company, all of the accounts receivable of the Company and the Company Subsidiaries that are reflected in the Company Financial Statements or the accounting records of the Company and the Company Subsidiaries represent or will represent valid obligations arising from sales actually made or services actually rendered in the Ordinary Course of Business. Section 5.16 Financial Statements of the Company and the Company Subsidiary (a) Section 5.16 of the Company Disclosure Schedule sets forth true and complete copies of the audited consolidated balance sheet of the Company as of December 31, 2024 and December 31, 2025 and the related statement of loss and comprehensive loss, changes

34 SK 39196 0005 12134921 v17 in stockholders’ equity and cash flows for period from January 1, 2026 to March 31, 2026 including, the notes thereto (collectively, the “Company Financial Statements”). (b) The Company Financial Statements (including the notes thereto) fairly present, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity, and cash flows of the Company and/or its consolidated Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes. The Company Financial Statements are based upon and consistent with information contained in the books and records of the Company and its Subsidiaries in all material respects. (c) Except as and to the extent set forth on the Company Financial Statements, the Company and its Subsidiaries do not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with U.S. GAAP. (d) The Company has not identified, and has not received from any independent auditor of the Company any written notification of, (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the preparation of Company Financial Statements or the internal accounting controls utilized by the Company or (iii) any written claim or allegation regarding any of the foregoing. (e) There are no outstanding loans or other extensions of credit made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary. (f) The Company Financial Statements have not been audited as of the Execution Date. Within seventy-five (75) days following the Closing Date, the Company Financial Statements shall be audited in accordance with U.S. GAAP and the standards of the PCAOB, and upon completion shall comply in all material respects with the applicable accounting and reporting requirements of the SEC. Section 5.17 Environmental Matters To the Knowledge of the Company, the operation of the Business is not subject to any environmental regulation. Section 5.18 Private Placement. Each Company Equityholder hereby represents and warrants to Purchaser, severally and not jointly, that: (a) such Company Equityholder is acquiring the equity securities of Purchaser issued pursuant to this Agreement (including the Preferred Stock, any shares of Purchaser Common Stock issuable upon conversion thereof, and any Earn-Out Shares) for its own account for investment purposes only, and not with a present view to, or for resale in connection with, any distribution thereof in violation of the Securities Act;

35 SK 39196 0005 12134921 v17 (b) such Company Equityholder is either (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) a sophisticated investor with sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Stock, any shares of Purchaser Common Stock issuable upon conversion thereof, and any Earn-Out Shares; (c) such Company Equityholder understands that the Preferred Stock, any shares of Purchaser Common Stock issuable upon conversion thereof, and any Earn-Out Shares have not been registered under the Securities Act or under any state securities laws and are being issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and/or Regulation D, and that the securities may not be offered, sold, pledged or otherwise transferred absent registration or an available exemption therefrom; (d) such Company Equityholder acknowledges that it has had the opportunity to ask questions of, and receive answers from, Purchaser and its Representatives concerning the terms and conditions of the issuance of the Preferred Stock, any shares of Purchaser Common Stock issuable upon conversion thereof, and any Earn-Out Shares and to obtain such additional information as it has deemed necessary to evaluate the merits and risks of the investment;; (e) such Company Equityholder understands that certificates or book-entry positions representing the Preferred Stock, any shares of Purchaser Common Stock issuable upon conversion thereof, and any Earn-Out Shares will bear restrictive legends and be subject to stop-transfer instructions, and that the securities will be subject to the transfer restrictions set forth in this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Lock-Up Agreement, the Leak-Out Agreement, and applicable securities laws; and (f) such Company Equityholder is not relying on Purchaser or any of its Affiliates or Representatives for legal, tax, investment or other advice in connection with the acquisition of the Preferred Stock, any shares of Purchaser Common Stock issuable upon conversion thereof, and any Earn-Out Shares and has consulted its own advisors to the extent it has deemed appropriate. Section 5.19 Legal Compliance The conduct of the Business by the Company complies with all Laws and Governmental Orders applicable thereto other than any such non-compliance that individually or in the aggregate would not reasonably be likely to have a Company Material Adverse Effect. Section 5.20 Intellectual Property Section 5.20 of the Company Disclosure Schedule sets forth the material Company Intellectual Property. The Company and the Company Subsidiaries own or have valid rights to use the trademarks, trade names, domain names, copyrights, patents, logos, licenses, and computer software programs (including, without limitation, the source codes thereto) that are necessary for the operation of the Business as presently conducted (the “Company Intellectual Property”). To the Knowledge of the Company, the Company’s and the Company Subsidiaries’ licenses to use software programs that are material to the Business are current. To the Knowledge of the

36 SK 39196 0005 12134921 v17 Company, none of the Company Intellectual Property or the Company License Agreements infringe upon the rights of any third party that may give rise to a material cause of action or material claim against the Company, the Company Subsidiary, their Affiliates or their successors. The term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any intellectual property (except for such agreements for off-the-shelf products that are generally available for less than $1,000), and any written settlements relating to any intellectual property, to which the Company or the Company Subsidiary is a party or otherwise bound. Section 5.21 Tax Matters The Company has not taken or agreed to take any action and to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. Section 5.22 Insurance (a) Section 5.22(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged. (b) With respect to each such insurance policy, except as would not be expected to result, individually or in the aggregate, in a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the Knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Section 5.23 Exchange Act The Company Units are not currently (nor have they previously been) required to be registered with the SEC pursuant to the requirements of Section 12 of the Exchange Act. Section 5.24 Not an Investment Company The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. Section 5.25 Company Permits The Company and each Company Subsidiary holds all Permits necessary to lawfully conduct its business as presently conducted (collectively, the “Company Permits”), except where the failure to obtain or maintain the same, individually or in the aggregate, has not had and would

37 SK 39196 0005 12134921 v17 not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or limit the ability of the Company to perform on a timely basis its obligations under this Agreement or any agreement contemplated hereby to which it is or will be a party. As of the date of this Agreement, each material Company Permit is in full force and effect and (a) except as would not reasonably be expected to be material to the Company and Company Subsidiaries as a whole, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, (b) neither the Company nor any Company Subsidiary is in violation in any material respect of the terms of any material Company Permit, and (c) except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, there has not been and there is not any pending or, to the Knowledge of the Company, threatened, Action, investigation or disciplinary proceeding by or from any Governmental Authority against the Company or any Company Subsidiary involving any Company Permit and neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral, notice of any Actions from any Governmental Authority relating to the revocation or material modification of any Company Permit. Section 5.26 Taxes and Returns (a) The Company and each Company Subsidiary has (i) timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are true, accurate, correct and complete in all material respects, and (ii) timely paid, or caused to be timely paid, all material Taxes required to be paid by it, other than such Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company Financial Statements in accordance with U.S. GAAP. (b) The Company and each Company Subsidiary has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of Taxes, and all material amounts of Taxes required by applicable Tax Laws to be withheld have been withheld and timely paid over to the appropriate Governmental Authority, including with respect to any amounts owing to or from any employee, independent contractor, shareholder, creditor, or other third party. (c) There are no material claims, assessments, audits, examinations, investigations or other Actions pending, in progress or threatened in writing against the Company or any Company Subsidiary in respect of Taxes, and neither the Company nor any Company Subsidiary has been notified in writing of any material proposed Tax claims or assessments against any it. (d) There are no material Liens with respect to any Taxes upon any assets of the Company or any Company Subsidiary, other than Permitted Liens. Neither the Company nor any Company Subsidiary has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding written requests by the Company or any Company Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes (other than customary extensions requested in the ordinary course of business). No written claim has been made by any Governmental Authority with respect to a jurisdiction in which the Company or any Company Subsidiary does not file a

38 SK 39196 0005 12134921 v17 Tax Return that such party is or may be subject to Tax in that jurisdiction that would be the subject of or covered by such Tax Return, which claim remains outstanding. (e) Neither the Company nor any Company Subsidiary has a permanent establishment, branch or representative office in any country other than the country of its organization, and neither the Company nor any Company Subsidiary is or has been treated for any Tax purpose as a resident in a country other than the country of its incorporation or formation. (f) Neither the Company nor any Company Subsidiary is or has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes (other than a group the common parent of which is or was the Company or the only members of which were or are Company Subsidiaries). Neither the Company nor any Company Subsidiary has any material liability for the Taxes of another Person (other than a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract (other than, in each case, liabilities for Taxes pursuant to customary commercial Contracts not primarily related to Taxes). Neither the Company nor any Company Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract with respect to Taxes (other than customary commercial Contracts not primarily related to Taxes). (g) Neither the Company nor any Company Subsidiary is the subject of any material private letter ruling, technical advice memorandum, closing agreement, settlement agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to Taxes, nor is there any written request by a Company Subsidiary outstanding for any such ruling, memorandum or agreement. (h) In the past five years, neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (i) Neither the Company nor any Company Subsidiary has been a party to any reportable transactions as defined in Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision under any U.S. state or local or foreign Tax law addressing tax avoidance transactions). (j) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) installment sale or open transaction disposition made by the Company or any Company Subsidiary prior to the Closing, (ii) change in any method of accounting of the Company or any Company Subsidiary for any taxable period (or portion thereof) ending on or prior to the Closing Date made or required to be made prior to the Closing, (iii) “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax law) executed by the Company or Company Subsidiary prior to the Closing, or (iv) any prepaid amount or deferred revenue received or accrued prior to the Closing outside the ordinary course of business.

39 SK 39196 0005 12134921 v17 (k) Neither the Company nor any Company Subsidiary has taken, or agreed to take, any action that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for the Intended Tax Treatment. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to prevent the relevant portions of the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. (l) Neither the Company’s execution nor performance of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will result in a material charge or Tax to arise on the Company or any Company Subsidiary or in any claw back of any material Tax relief previously given to the Company or any Company Subsidiary. Section 5.27 Data Protection and Cybersecurity (a) For the purposes of this Section 5.27, the terms “personal data breach” and “processing” (and its cognates) shall have the meaning given to them in the General Data Protection Regulation. (b) The Company (i) has implemented and maintains commercially reasonable technical and organizational measures designed to protect personal data relating to the business of the Company against personal data breaches and cybersecurity incidents and (ii) complies in all material respects with all contractual obligations to which it is bound relating to the privacy, security, processing, transfer and confidentiality of personal data, except to the extent any non- compliance, either individually or in the aggregate, would not reasonably be expected to be material to the Company. (c) Except as would not, individually or in the aggregate, be material to the Company, taken as a whole, since March 31, 2026, the Company has not (i) been subject to any actual, pending or, to the Knowledge of the Company, threatened in writing, investigations, notices or requests from any Governmental Authority in relation to its data processing or cybersecurity activities, or (ii) received any actual, pending or, to the Knowledge of the Company, threatened, claims from individuals alleging any violation of Data Protection Laws. Section 5.28 Certain Business Practices; International Trade Laws (a) For the past five years, the Company has been in compliance with the Foreign Corrupt Practices Act and all other applicable anti-corruption and anti-bribery Laws, in all material respects. The Company is not subject to any Action by any Governmental Authority involving any actual or, to the Knowledge of the Company, suspected, violation of any applicable anti-corruption Law. (b) For the past five years, neither the Company nor any of its directors, officers or, to the Knowledge of the Company, employees or Representatives, when acting on behalf of the Company, has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity. (c) The Company is, and at all times in the past five years has been in compliance with all applicable International Trade Laws. Neither the Company nor any of its

40 SK 39196 0005 12134921 v17 directors or officers nor, to the Knowledge of the Company, any other Representative acting on behalf of the Company is a sanctioned person. The Company has obtained, and is in compliance with, all export licenses, registrations, declarations, classifications, and filings with any Governmental Authority required for (i) the export and re-export of its products, services, software, and technologies, and (ii) releases of technologies and software for foreign nationals located in the United States and abroad. In the past five years, the Company has not, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of or with any sanctioned person or in any sanctioned jurisdiction, in either case in violation of sanctions. Neither the Company nor any of its directors or officers nor, to the Knowledge of the Company, any other Representative acting on behalf of the Company has, in the past five years, engaged in (A) dealings with a sanctioned person or involving a sanctioned jurisdiction, in either case in violation of sanctions, (B) dealings that could reasonably be expected to result in the Company becoming a sanctioned person, or (C) conduct or activity in violation of international trade Laws. The Company has not made any self-disclosures, or been the subject of any fines, penalties or sanctions, or otherwise involved in investigations or enforcement actions by any Governmental Authority with respect to any actual or alleged violations of applicable international trade Laws and has not been notified of any such pending or threatened actions. Section 5.29 No Additional Representations or Warranties Except as specifically provided in this Agreement, the Company has not made, nor is it making, any representation or warranty whatsoever to Purchaser or any of its Affiliates and, except in the case of fraud, no such Person shall be liable in respect of the accuracy or completeness of any information or documents (including any projections on the future performance of the Business) provided to Purchaser or any of its Affiliates. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB All representations and warranties set forth herein are made as of the Execution Date and subject to the exceptions noted in the disclosure schedules, if any, delivered to the Company by Purchaser concurrently herewith and identified by the Parties as the “Purchaser Disclosure Schedule.” All representations and warranties set forth herein are qualified by the Purchaser SEC Reports (as defined below) filed by Purchaser prior to the date of this Agreement. No specific representation or warranty will limit the generality or applicability of a more general representation or warranty. Each individual section of the Purchaser Disclosure Schedule will be numbered to correspond to the paragraph of the section of this Agreement to which it relates. Purchaser and Merger Sub (each sometimes referred to individually as a “Purchaser Party” and collectively as the “Purchaser Parties”) hereby represent and warrant to the Company as follows: Section 6.1 Organization (a) Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

41 SK 39196 0005 12134921 v17 (b) Set forth on Section 6.1(b) of the Purchaser Disclosure Schedule is a complete and accurate list of all of Purchaser’s Subsidiaries, including the date and jurisdiction of formation or incorporation of each such Subsidiary. (c) Each of Purchaser and each Subsidiary of Purchaser has the requisite power and authority, corporate or otherwise, to own, operate, lease, or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted. Each of Purchaser and each Subsidiary of Purchaser is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. (d) Merger Sub does not hold and has not held any material assets or incurred any material liabilities and has not carried on any business activities other than in connection with the Merger. (e) Purchaser has delivered to the Company the Organizational Documents of each Subsidiary of Purchaser. Section 6.2 Due Authorization Each of Purchaser and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of Purchaser and Merger Sub of this Agreement and the performance of its obligations hereunder and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by each such Purchaser Party, and no other action on the part of such Purchaser Party is necessary. This Agreement has been duly and validly executed and delivered by each Purchaser Party and, assuming the due authorization, execution, and delivery by the Company, is the legal, valid, and binding obligation of such Purchaser Party, enforceable against such Purchaser Party in accordance with its terms, except as the enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or similar laws in effect that affect the enforcement of creditors’ rights generally or (b) general principles of equity. The affirmative vote or written consent of Purchaser as the sole stockholder of Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt and approve this Agreement and the consummation of the transactions contemplated hereby, including the Merger. Section 6.3 No Conflict The execution and delivery of this Agreement by each of Purchaser and Merger Sub, and the consummation of the transactions contemplated hereby, do not and will not violate any provision of, or result in the breach of, any applicable Law, rule, or regulation of any Governmental Authority, the Organizational Documents of such Purchaser Party, or any agreement, indenture, or other instrument to which such Purchaser Party is a party or by which such Purchaser Party may be bound, or of any Governmental Order applicable to such Purchaser Party, or terminate or result

42 SK 39196 0005 12134921 v17 in the termination of any such agreement, indenture, or instrument, or result in the creation of any Lien upon any of the properties or assets of such Purchaser Party or constitute an event that, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination, or creation of a Lien or result in a violation or revocation of any Permit from any Governmental Authority or other Person, except to the extent that the occurrence of any of the foregoing would not have a material adverse effect on the ability of such Purchaser Party to enter into and perform its obligations under this Agreement. Section 6.4 Governmental Authorities; Consents No material consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other third party is required on the part of either Purchaser Party with respect to such Purchaser Party’s execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except for any approvals required by Nasdaq in connection with the Nasdaq Listing Application, or as otherwise set forth in Section 6.4 of the Purchaser Disclosure Schedule. Section 6.5 Brokers No Person has acted directly or indirectly as a broker, finder, or financial advisor for Purchaser or Merger Sub in connection with the negotiations relating to the transactions contemplated by this Agreement for which Purchaser or Merger Sub will become obligated to pay a fee or commission. Section 6.6 Legal Proceedings There are no Actions pending or, to the Knowledge of Purchaser, threatened, against or by Purchaser or any Affiliate of Purchaser that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. Section 6.7 Capitalization of Purchaser (a) The authorized share capital of Purchaser (the “Purchaser Equity”) consists of 120,000,000 shares of capital stock, of which (i) 100,000,000 shares of Purchaser Common Stock are authorized for issuance, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, are authorized for issuance. An aggregate of 110,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock, 3,000 shares of preferred stock have been designated as Series B Convertible Preferred Stock, 5,000 shares of preferred stock have been designated as Series C Convertible Preferred Stock, 6,666,700 shares of preferred stock have been designated as Series D Convertible Preferred Stock, 100 shares of preferred stock have been designated as Series E Convertible Preferred Stock, 10,000 shares of preferred stock have been designated as Series F Convertible Preferred Stock and 10,000 shares of preferred stock have been designated as Series G Convertible Preferred Stock. As of May 21, 2026, an aggregate of 8,590,021 shares of Purchaser Common Stock, 0 shares of Series A Convertible Preferred Stock, 1 share of Series B Convertible Preferred Stock, 2,547 shares of Series C Convertible Preferred Stock, 150,000 shares of Series D Convertible Preferred Stock, 51 shares of Series E Convertible Preferred Stock, 0 shares of Series F Convertible Preferred Stock and 143 shares of Series G Convertible Preferred Stock were issued and outstanding. All of the issued and outstanding

43 SK 39196 0005 12134921 v17 Purchaser Common Stock and the shares of preferred stock have been duly authorized and are validly issued, fully paid and non-assessable. All of the issued and outstanding shares of Purchaser Common Stock and shares of preferred stock constitute all of the issued and outstanding share capital of Purchaser. (b) Except as set forth on Section 6.7(b) of the Purchaser Disclosure Schedule, there are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character relating to the Purchaser Equity or obligating Purchaser to issue or sell any equity of, or any other interest in, Purchaser. Except as set forth in the Purchaser Disclosure Schedule, there are not outstanding (i) equity appreciation, phantom equity, profit participation, or similar rights with respect to Purchaser or (ii) voting trusts, proxies, member agreements, or other agreements or understandings related to the voting or transfer of any outstanding voting interests of Purchaser. (c) Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The limited liability company interests of Merger Sub (the “Membership Interests”) consist of a single class of Membership Interests. All issued and outstanding Membership Interests have been duly authorized and validly issued in accordance with Merger Sub’s limited liability company agreement and the Delaware Limited Liability Company Act, are fully paid and nonassessable, and were not issued in violation of any preemptive rights, rights of first refusal or similar rights under any provision of applicable law, Merger Sub’s organizational documents or any Contract to which Merger Sub is a party or by which it is bound. (d) Other than as set forth in Section 6.7(d) of the Purchaser Disclosure Schedule, Purchaser owns 100% of the equity interests in each Subsidiary of Purchaser, and no Person has any options, warrants, or other rights to acquire any equity securities in any Subsidiary of Purchaser. (e) All the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Purchaser have been validly issued and are fully paid and non- assessable and are owned directly or indirectly by Purchaser free and clear of all Liens. Except for the Subsidiaries of Purchaser, Purchaser does not own, directly or indirectly, as of the Execution Date, (a) any capital stock of, or other equity interests in, any Person or (b) any other interest or participation that confers on Purchaser or any Subsidiary of Purchaser the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person. Section 6.8 Financings There are no material financing arrangements, Indebtedness, common share equivalent (including notes, warrants, etc.) and other debt/equity obligations of Purchaser that are currently in effect. Section 6.9 SEC Filings; Internal Controls; Financial Statements

44 SK 39196 0005 12134921 v17 (a) Except as set forth in Section 6.9(a) of the Purchaser Disclosure Schedule, Purchaser has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to the Securities Act and the Exchange Act since January 1, 2023 (collectively, and together with any information incorporated therein by reference, and as they have been supplemented, modified or amended since the time of filing, the “Purchaser SEC Reports”). Each of the Purchaser SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. As of their respective dates of filing, each Purchaser SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) There are no outstanding loans or other extensions of credit made by Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Purchaser. Purchaser has not, including through any Subsidiary of Purchaser, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. (c) Purchaser has complied in all material respects with all applicable Nasdaq listing and corporate governance rules and regulations. The books of account, minute books and transfer ledgers and other similar books and records of Purchaser and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects, and there have been no material transactions that are required to be set forth therein that have not been so set forth. (d) There are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Purchaser SEC Reports. To the Knowledge of Purchaser, none of the Purchaser SEC Reports is subject to ongoing SEC review or investigation as of the date hereof. (e) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Purchaser’s status as a “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Purchaser has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of the Purchaser Financial Statements for external purposes in accordance with U.S. GAAP and (ii) Purchaser has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) reasonably designed to ensure that all material information concerning Purchaser and its Subsidiaries and other material information required to be disclosed by Purchaser in the reports that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Purchaser SEC filings and other public disclosure documents. (f) The Purchaser SEC Reports contain true and complete copies of the applicable Purchaser Financial Statements. Except as disclosed in the Purchaser SEC Reports, the Purchaser Financial Statements (i) fairly present in all material respects the financial position of

45 SK 39196 0005 12134921 v17 Purchaser as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited Purchaser Financial Statements, were audited in accordance with the standards of the PCAOB, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). (g) Except as set forth in Section 6.9(g) of the Purchaser Disclosure Schedule, to the Knowledge of Purchaser, Purchaser has not received any written complaint, allegation, assertion or claim that, as alleged therein, would constitute (i) a “significant deficiency” in the internal control over financial reporting of Purchaser, (ii) a “material weakness” in the internal control over financial reporting of Purchaser, or (iii) fraud, whether or not material, that involves management or other employees of Purchaser who have a significant role in the internal control over financial reporting of Purchaser. Section 6.10 Absence of Certain Changes From March 31, 2026 until the date of this Agreement: (a) Purchaser and its Subsidiaries have conducted their respective businesses in the Ordinary Course of Business; (b) there has not been any Purchaser Material Adverse Effect; and (c) neither Purchaser nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of the Company pursuant to Section 7.1(b), except where the Company has given such consent. Section 6.11 Corporate Records Since March 31, 2026, all proceedings of the board of directors of Purchaser, including all committees thereof and all consents to actions taken thereby, are, in all material respects, accurately reflected in the minutes and records contained in the corporate minute books of Purchaser and made available to the Company. The stockholder ledger of Purchaser is true, correct and complete in all material respects. Section 6.12 Legal Compliance Since March 31, 2026], each of Purchaser and its Subsidiaries (a) has conducted its business and operations in compliance with all Laws and Governmental Orders applicable thereto other than any such non-compliance that individually or in the aggregate could not have a Purchaser Material Adverse Effect, and (b) has not received any written or, to the Knowledge of Purchaser, oral, communications from a Governmental Authority that alleges that Purchaser or such Subsidiary is not in compliance with any such Law or Governmental Order. Section 6.13 Properties; Title to Assets

46 SK 39196 0005 12134921 v17 (a) All tangible personal property and interests therein, including computers and accessories, furniture, office equipment, communications equipment, automobiles, and other equipment owned or leased by Purchaser and its Subsidiaries (the “Tangible Personal Property”) are, to the Knowledge of Purchaser, in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case in all material respects. All of the Tangible Personal Property is located at the offices or properties of Purchaser or its Subsidiaries. (b) Purchaser or a Subsidiary of Purchaser has good, valid and marketable title in and to, or in the case of the leases and the assets that are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of the tangible assets reflected on Purchaser’s most recent balance sheet. No such tangible asset is subject to any Lien other than Permitted Liens. Section 6.14 Material Contracts (a) Section 6.14(a) of the Purchaser Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of all of the Material Contracts of Purchaser, as amended to date, that are currently in effect. (b) Each Material Contract of Purchaser is (i) valid and binding on Purchaser or the applicable Subsidiaries of Purchaser that are party thereto and, to the Knowledge of Purchaser, the counterparties thereto, (ii) in full force and effect, and (iii) enforceable by and against Purchaser and/or its Subsidiaries that are a party thereto and, to the Knowledge of Purchaser, each counterparty thereto, except, in the case of this clause (iii), as the enforceability may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or similar laws in effect that affect the enforcement of creditors’ rights generally or (B) general principles of equity. Neither Purchaser nor its Subsidiaries party thereto nor, to the Knowledge of Purchaser, any other party to a Material Contract of Purchaser, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. None of Purchaser or its Subsidiaries has assigned, delegated, or otherwise transferred any of its rights or obligations under any Material Contract of Purchaser or granted any power of attorney with respect thereto (other than, in each case, to Purchaser or one or more of its Subsidiaries). (c) Each of Purchaser and its Subsidiaries that are a party thereto is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds, and other instruments or Contracts establishing or evidencing any Indebtedness to which it is a party. The consummation and closing of the transactions contemplated by this Agreement will not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness, other than to the extent any such event of default would not have a Purchaser Material Adverse Effect. Section 6.15 Permits

47 SK 39196 0005 12134921 v17 Each of Purchaser and each Subsidiary of Purchaser has all licenses, franchises, permits, orders, approvals, consents, or other similar authorizations or approvals of a Governmental Authority required to be obtained and maintained by Purchaser or any Subsidiary thereof under applicable Law to carry out its business as currently conducted (“Permits”), the lack of which has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. None of Purchaser nor any Subsidiary of Purchaser is or, with the giving notice, the lapse of time or otherwise, would be, in default in any material respect under any of such Permits or other similar authority. Section 6.16 Intellectual Property (a) Purchaser and each Subsidiary thereof (i) owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in or has a valid and enforceable written license or rights to use, all Intellectual Property used by it in the operation of its business as presently conducted and (ii) owns and possesses all right, title and interest in and to all Intellectual Property created or developed by or on behalf of, or otherwise under the direction or supervision of, its employees or independent contractors, relating to its business. (b) There are no claims against Purchaser or any Subsidiary of Purchaser that were either made since March 31, 2026, or are presently pending contesting the validity, use, ownership or enforceability of any of Intellectual Property of Purchaser or applicable Subsidiary and, to the Knowledge of Purchaser, there is no reasonable basis for any such claim. Neither Purchaser nor any Subsidiary of Purchaser has infringed or misappropriated, and the operation of its business as currently conducted does not infringe or misappropriate, any registered Intellectual Property rights of other Persons. Neither Purchaser nor any of its Subsidiaries has received any written notice regarding any of the foregoing (including any demand or offer to license any Intellectual Property rights from any other Person). To the Knowledge of Purchaser, no third party has infringed or misappropriated any of the Intellectual Property of Purchaser or any Subsidiary of Purchaser. The transactions contemplated by this Agreement will not impair the right, title or interest of Purchaser or any Subsidiary of Purchaser in and to the Intellectual Property of Purchaser or the applicable Subsidiary and all of the Intellectual Property of Purchaser and its Subsidiaries will be owned or available for use by it immediately after the Closing on terms and conditions identical to those under which Purchaser or such Subsidiary owned or used such Intellectual Property immediately prior to the Closing. Purchaser and its Subsidiaries have taken commercially reasonable efforts to protect their Intellectual Property from infringement, misappropriation, and unauthorized disclosure. (c) For the three years prior hereto, neither Purchaser nor any of its Subsidiaries has received any written notice of any actual or alleged breaches of security (including theft and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person) of (i) the systems, hardware, software, network, or equipment of Purchaser or any such Subsidiary, including all information stored or contained therein or transmitted thereby, or (ii) any data in the possession or control of Purchaser or any Subsidiary of Purchaser about or from an individual that is protected by or subject to any data protection, privacy or security Laws, including protected health information.

48 SK 39196 0005 12134921 v17 (d) Purchaser and each Subsidiary of Purchaser has complied in all material respects at all times for the three years prior hereto with all relevant requirements of any applicable data protection Law, its own data protection principles, requests from data subjects for access to data held by it and any Law relating to the registration of data users. Neither Purchaser nor any Subsidiary thereof has received any notification from a Governmental Authority regarding noncompliance or violation of any data protection principles or Law. No Person has claimed any compensation from Purchaser or any Subsidiary thereof for the loss of or unauthorized disclosure or transfer of personal data and no facts or circumstances exist that might give rise to such a claim. Neither Purchaser nor any Subsidiary of Purchaser has undergone any audit or regulatory inquiry from any Governmental Authority with respect to privacy and/or data security of personally identifiable information and, to the Knowledge of Purchaser, neither Purchaser nor any Subsidiary of Purchaser is subject to any current inquiry from any Governmental Authority (including complaints from any individuals provided to such Governmental Authority) regarding the same. Purchaser has taken, and has caused each of its Subsidiaries to take, reasonable commercial steps to preserve the availability, security, and integrity of the information systems and the data and information stored on the information systems owned or exclusively controlled by Purchaser or any such Subsidiary. During the past three years, Purchaser has maintained and has caused its Subsidiaries to maintain, and each of Purchaser and its Subsidiaries continues to maintain, safeguards, security measures, and procedures to protect against the unauthorized access, destruction, loss, or alteration of customer data or information (including any personally identifiable information) in their possession or control. Section 6.17 Insurance Purchaser and each Subsidiary of Purchaser maintains insurance with respect to its properties and its business against loss or damages of the kinds customarily insured against by companies engaged in the same or similar businesses as Purchaser or such Subsidiary, in such amounts that are commercially reasonable and customarily carried under similar circumstances by such other companies. All premiums for such insurance policies have been paid, and no written notice of cancellation, termination, or non-renewal has been received by Purchaser or any of its Subsidiaries with respect to any insurance policy. Neither Purchaser nor any Subsidiary thereof has received any written notice of denial or dispute of coverage for, and to the Knowledge of Purchaser, no insurer has otherwise denied or disputed coverage for, any claim under an insurance policy where the current actual or potential liability of or loss to Purchaser or any Subsidiary of Purchaser may exceed $150,000 in the aggregate. Section 6.18 Environmental Laws Each of Purchaser and each Subsidiary of Purchaser is, and since March 31, 2026, has been, in compliance in all material respects with all Environmental Laws, and there are no, and since March 31, 2026, there have not been any, Actions pending or, to the Knowledge of Purchaser, threatened, against Purchaser or any Subsidiary of Purchaser alleging any failure to so comply. None of Purchaser nor any Subsidiary of Purchaser has: (a) received any notice of any alleged claim, violation of, or liability under any Environmental Law or any claim of potential liability with regard to any Hazardous Material; (b) disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Material; arranged for the disposal, discharge, storage, or release of any Hazardous Material; or exposed any employee or other individual or

49 SK 39196 0005 12134921 v17 property to any Hazardous Material; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material activity. There are no Hazardous Materials in, on, or under any properties currently or formerly owned, leased, or used at any time by Purchaser or any Subsidiary of Purchaser. Section 6.19 Affiliate Transactions Except as described in the Purchaser SEC Reports, there are no transactions, agreements, arrangements, or understandings between Purchaser or any of its Subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder, or Affiliate of Purchaser or any of its subsidiaries, on the other hand. Section 6.20 Taxes and Returns (a) Except as set forth in Section 6.21(a) of the Purchaser Disclosure Schedule, Purchaser and each Subsidiary thereof has (i) timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are true, accurate, correct and complete in all material respects, and (ii) timely paid, or caused to be timely paid, all material Taxes required to be paid by it, other than such Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in Purchaser’s Financial Statements in accordance with U.S. GAAP. (b) Purchaser and each Subsidiary thereof has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of Taxes, and all material amounts of Taxes required by applicable Tax Laws to be withheld have been withheld and timely paid over to the appropriate Governmental Authority, including with respect to any amounts owing to or from any employee, independent contractor, shareholder, creditor, or other third party. (c) There are no material claims, assessments, audits, examinations, investigations or other Actions pending, in progress or threatened in writing against Purchaser or any Subsidiary thereof in respect of Taxes, and neither Purchaser nor any Subsidiary thereof has been notified in writing of any material proposed Tax claims or assessments against any it. (d) There are no material Liens with respect to any Taxes upon any assets of Purchaser or any Subsidiary thereof, other than Permitted Liens. Neither Purchaser nor any Subsidiary thereof has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding written requests by Purchaser or any Subsidiary thereof for any extension of time within which to file any Tax Return or within which to pay any Taxes (other than customary extensions requested in the ordinary course of business). No written claim has been made by any Governmental Authority with respect to a jurisdiction in which Purchaser or any Subsidiary thereof does not file a Tax Return that such party is or may be subject to Tax in that jurisdiction that would be the subject of or covered by such Tax Return, which claim remains outstanding. (e) Neither Purchaser nor any Subsidiary thereof has a permanent establishment, branch or representative office in any country other than the country of its

50 SK 39196 0005 12134921 v17 organization, and neither Purchaser nor any Subsidiary thereof is or has been treated for any Tax purpose as a resident in a country other than the country of its incorporation or formation. (f) Neither Purchaser nor any Subsidiary thereof is or has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes (other than a group the common parent of which is or was Purchaser or the only members of which were or are Subsidiaries thereof). Neither Purchaser nor any Subsidiary thereof has any material liability for the Taxes of another Person (other than a Subsidiary of Purchaser) under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract (other than, in each case, liabilities for Taxes pursuant to customary commercial Contracts not primarily related to Taxes). Neither Purchaser nor any Subsidiary thereof is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract with respect to Taxes (other than customary commercial Contracts not primarily related to Taxes). (g) Neither Purchaser nor any Subsidiary thereof is the subject of any material private letter ruling, technical advice memorandum, closing agreement, settlement agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to Taxes, nor is there any written request by a Subsidiary of Purchaser outstanding for any such ruling, memorandum or agreement. (h) In the past five years, neither Purchaser nor any Subsidiary thereof has distributed stock of another Person, or has had its shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (i) Neither Purchaser nor any Subsidiary thereof has been a party to any reportable transactions as defined in Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision under any U.S. state or local or foreign Tax law addressing tax avoidance transactions). (j) Neither Purchaser nor any Subsidiary thereof will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) installment sale or open transaction disposition made by Purchaser or any Subsidiary thereof prior to the Closing, (ii) change in any method of accounting of Purchaser or any Subsidiary thereof for any taxable period (or portion thereof) ending on or prior to the Closing Date made or required to be made prior to the Closing, (iii) “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax law) executed by Purchaser or any Subsidiary thereof prior to the Closing, or (iv) any prepaid amount or deferred revenue received or accrued prior to the Closing outside the ordinary course of business. (k) Neither Purchaser nor any Subsidiary thereof has taken, or agreed to take, any action that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for the Intended Tax Treatment. To the Knowledge of Purchaser, there are no facts

51 SK 39196 0005 12134921 v17 or circumstances that would reasonably be expected to prevent the relevant portions of the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. (l) Neither Purchaser’s execution nor performance of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will result in a material charge or Tax to arise on Purchaser or any Subsidiary thereof or in any claw back of any material Tax relief previously given to Purchaser or any Subsidiary thereof. Section 6.21 Board Approval By resolutions duly adopted, the Purchaser Board has unanimously: (a) approved the execution, delivery, and performance by Purchaser and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; and (b) determined that this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of Purchaser. Section 6.22 Nasdaq Shareholder Approval No vote or approval of the holders of Purchaser Common Stock is expected to be required under applicable Law or Nasdaq rules to consummate the Transactions; provided, however, that to the extent any such vote or approval is determined to be required by Nasdaq or applicable Law, Purchaser shall use commercially reasonable efforts to promptly obtain such vote or approval in accordance with applicable requirements. ARTICLE VII CONDITIONS TO CLOSING Section 7.1 Conditions to Each Party’s Obligation to Close The respective obligation of each Party to effect the transactions contemplated hereby is subject to the satisfaction on or before Closing of each of the following conditions, unless waived in writing by each of Purchaser and the Company: (a) Governmental Approvals. The Parties shall have received all approvals from any Governmental Authority necessary to consummate the transactions contemplated hereby. (b) No Orders. There shall not have been enacted, promulgated, or made effective after the date of this Agreement any Law by a Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits or makes illegal, or any Governmental Order seeking to enjoin or prohibit or make illegal, consummation of the transactions contemplated hereby and there shall not be in effect any injunction (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits consummation of the transactions contemplated hereby. (c) Purchaser Nasdaq Listing. The existing Purchaser Common Stock shall have been continually listed on Nasdaq as of and from the Execution Date through the Closing Date, and Purchaser shall not have received any order or other correspondence indicating that the Purchaser Common Stock may be delisted from Nasdaq, unless the deficiencies set forth in such

52 SK 39196 0005 12134921 v17 order or correspondence can be resolved, Purchaser has received written confirmation of such resolution from Nasdaq, and such deficiencies have been resolved in a manner that ensures the Purchaser Common Stock’s continued listing on Nasdaq, and trading in the Purchaser Common Stock on Nasdaq has not been suspended as of the Closing. Additionally, Purchaser’s Nasdaq Listing Application in connection with the Transactions contemplated by this Agreement shall have been approved by Nasdaq. Section 7.2 Conditions to Obligations of Purchaser and Merger Sub The obligation of Purchaser and Merger Sub to effect the transactions contemplated hereby is also subject to the satisfaction on or before the Closing of the following conditions, unless waived in writing by Purchaser: (a) Representations and Warranties. Each of the representations and warranties of the Company contained in Article V (Representations and Warranties of the Company) shall be true and correct, in each case as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct (without regard to any materiality, in all material respects, Company Material Adverse Effect, or similar qualifications set forth in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. (b) Performance of Obligations. The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or before the Closing. (c) Absence of Company Material Adverse Effect. No event, circumstance, development, change or effect shall (i) have occurred since the date of this Agreement that, individually or in the aggregate, has caused a Company Material Adverse Effect, or (ii) continue to occur that would reasonably be expected to cause, individually or in the aggregate, a Company Material Adverse Effect. (d) Closing Documents. At or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Purchaser the documents set forth in Section 2.4. (e) Officer’s Certificates. (i) Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Purchaser and not in such Person’s individual capacity, attaching true, correct, and complete copies of (A) certificate of incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Utah, (B) the bylaws of the Company, and (C) resolutions of the board of directors of the Company approving this Agreement and declaring its advisability, and approving the consummation of the transactions contemplated hereby, and certifying that each of the documents attached pursuant to clauses (A)-(C) is true and complete; and

53 SK 39196 0005 12134921 v17 (ii) Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 7.2. (f) Independent Valuation. Purchaser shall have received, prior to or at the Closing, a final written valuation report from a nationally recognized independent third-party valuation firm mutually acceptable to Purchaser and the Company (the “Independent Valuation Firm”), which valuation shall be in form and substance reasonably satisfactory to Purchaser and shall be conducted in accordance with customary valuation methodologies. The costs and expenses of the Independent Valuation Firm in preparing the valuation report and related matters will be solely the obligation of Purchaser. The determination of the Independent Valuation Firm shall be final, conclusive and binding on the Parties absent manifest error. Such valuation report shall be delivered in good faith prior to Closing. Section 7.3 Conditions to Obligations of the Company The obligation of the Company to effect the transactions contemplated herein is also subject to the satisfaction on or before the Closing of the following conditions, unless waived in writing by the Company: (a) Representations and Warranties. Each of the representations and warranties of Purchaser and Merger Sub in Article VI (Representations and Warranties of Purchaser and Merger Sub) shall be true and correct, in each case as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct (without regard to any materiality, in all material respects, Purchaser Material Adverse Effect, or similar qualifications set forth in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. (b) Performance of Obligations. Purchaser shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or before the Closing. (c) Absence of Purchaser Material Adverse Effect. No event, circumstance, development, change or effect shall (i) have occurred since the date of this Agreement that, individually or in the aggregate, has caused a Purchaser Material Adverse Effect, or (ii) continue to occur that would reasonably be expected to cause, individually or in the aggregate, a Purchaser Material Adverse Effect. (d) Closing Documents. At or prior to the Closing, Purchaser shall have delivered, or caused to be delivered, to the Company the documents set forth in Section 2.5. (e) Officer’s Certificates.

54 SK 39196 0005 12134921 v17 (i) The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Purchaser, in such Person’s capacity as an officer of the Purchaser and not in such Person’s individual capacity, attaching true, correct, and complete copies of (A) certificate of incorporation of the Purchaser, as amended to date, certified by the Secretary of State of the State of Delaware, (B) the bylaws of the Purchaser, and (C) resolutions of the board of directors of the Purchaser approving this Agreement and declaring its advisability, and approving the consummation of the transactions contemplated hereby, and certifying that each of the documents attached pursuant to clauses (A)-(C) is true and complete; and (ii) The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Purchaser, in such Person’s capacity as an officer of Purchaser and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 7.3. Section 7.4. Frustration of Closing Conditions Neither the Company nor Purchaser may rely, either as a basis for not consummating the transactions contemplated herein or for terminating this Agreement and abandoning the transactions contemplated herein, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was principally caused by such Party’s breach of any provision of this Agreement or failure to make the requisite effort to consummate the transactions contemplated herein, as required by and subject to this Agreement. ARTICLE VIII COVENANTS OF THE PARTIES PENDING CLOSING; ADDITIONAL COVENANTS Section 8.1 Conduct of the Business The Company covenants and agrees that: (a) Except as expressly contemplated by this Agreement, as required by applicable Law, as set forth on Section 8.1(a) of the Company Disclosure Schedule, or as consented to in writing (which shall not be unreasonably conditioned, withheld or delayed) by Purchaser, with respect to any deviation by the Company, from the Execution Date until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, (i) conduct its business only in the Ordinary Course of Business (including the payment of accounts payable and the collection of accounts receivable), (ii) duly and timely file all Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable taxing authorities and pay any and all Taxes due and payable during such time period, (iii) duly observe and comply with all applicable Laws and Governmental Orders, and (iv) use its commercially reasonable efforts to preserve intact in all material respects its business organization, assets, permits, properties, and material business relationships with employees, clients, suppliers, and other third parties.

55 SK 39196 0005 12134921 v17 (b) Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, as required by applicable Law, or as set forth in Section 8.1(b) of the Company Disclosure Schedule, during the Interim Period, without the Purchaser’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), the Company shall not (unless otherwise specified), or shall permit its Subsidiaries to: (i) amend, modify, or supplement its Organizational Documents except as contemplated hereby; (ii) other than in the Ordinary Course of Business, amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under any Material Contract; (iii) other than in the Ordinary Course of Business, modify, amend, or enter into any Contract, including for capital expenditures, that extends for a term of one year or more, as applicable, or any Subsidiary thereof, of more than $100,000 individually or $500,000 in the aggregate; (iv) make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate, other than, with respect to the Company, in furtherance of implementation of the transactions disclosed to Purchaser as part of the Company’s present business plan and in the Ordinary Course of Business; (v) sell, lease, or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed herein or in the Ordinary Course of Business; (vi) sell, abandon, permit to lapse, assign, transfer, or otherwise dispose of any Intellectual Property owned by such entity, except where such action would not reasonably be expected to cause a Company Material Adverse Effect; (vii) permit any material registered owned Intellectual Property to be abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights; (viii) terminate or fail to timely renew, or otherwise take any act or omission that would impair the continued maintenance or renewal of, any Permit required for the operation of its business as it is currently conducted; (ix) pay, declare, or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities, other than dividends or distributions declared, set aside, or paid by any wholly-owned Subsidiaries or as expressly required or permitted pursuant to existing written agreements in effect as of the date of this Agreement; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such, other than pursuant to existing written agreements in effect as of the date of this Agreement; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity

56 SK 39196 0005 12134921 v17 securities, other than amendments required or permitted pursuant to existing written agreements in effect as of the date of this Agreement; (x) make any loan, advance or capital contribution to, or guarantee for the benefit of, any Person; (B) incur any Indebtedness other than intercompany Indebtedness and trade payables in the Ordinary Course of Business; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof, in each case, other than, with respect to the Company, in the Ordinary Course of Business; (xi) suffer or incur any Lien, except for Permitted Liens, on its assets, other than, with respect to the Company, in the Ordinary Course of Business; (xii) delay, accelerate or cancel, or waive any material right with respect to any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than in the Ordinary Course of Business); (xiii) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person, make any material investment in any Person, or be acquired by any other Person; (xiv) terminate or allow to lapse any insurance policy protecting any of its assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect; (xv) adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof, other than, with respect to the Company, in the Ordinary Course of Business; (xvi) waive, release, settle, compromise, or otherwise resolve any Action, except in the Ordinary Course of Business or where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than $500,000 in the aggregate; (xvii) except as required by U.S. GAAP, or PCAOB rules or requirements, make any material change in its accounting principles, methods, or practices; (xviii) change its principal place of business or jurisdiction of organization; (xix) make, change, or revoke any material Tax election; (B) settle or compromise any material claim, notice, audit report, or assessment in respect of Taxes; (C) enter into any Tax allocation, Tax sharing, Tax indemnity, or other closing agreement relating to any Taxes; or (D) surrender or forfeit any right to claim a material Tax refund;

57 SK 39196 0005 12134921 v17 (xx) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the Ordinary Course of Business; (xxi) other than (A) as required by any Employee Benefit Plan or (B) in the Ordinary Course of Business (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (B) be deemed or construed as permitting any Party or Subsidiary thereof to take any action that is not permitted by any other provision of this Section 8.1(b)), (1) increase or change to a material extent the compensation or benefits of any employee or service provider, (2) accelerate the vesting or payment of any material compensation or benefits of any employee or service provider, (3) enter into, amend, or terminate any Employee Benefit Plan (or any plan, program, agreement, or arrangement that would be an Employee Benefit Plan if in effect on the Effective Date) or grant, amend, or terminate any material awards thereunder, (4) fund any material payments or benefits that are payable or to be provided under any Employee Benefit Plan, (5) make any material loan to any present or former employee or other individual service provider, other than advancement of expenses in the Ordinary Course of Business, or (6) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization, in each case, other than, with respect to the Company, in the Ordinary Course of Business; (xxii) authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any Subsidiary; (xxiii) take, agree to take, or fail to take any action that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment; or (xxiv) enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the actions set forth in this Section 8.1(b). (c) The Company shall not (i) take or agree to take any action with the intent to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action with the intent to cause any such representation or warranty to be inaccurate or misleading in any respect at any such time. (d) Notwithstanding the foregoing, the Company and its respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or another Law, directive, guidelines or recommendations by any Governmental Authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with any future epidemics, pandemics, or similar health emergencies.

58 SK 39196 0005 12134921 v17 Section 8.2 Access to Information During the Interim Period, each of the Company and Purchaser shall, upon reasonable advance written notice, provide, or cause to be provided, to the other and their authorized Representatives during normal business hours reasonable access to their offices, properties, and books and records, in a manner so as to not interfere with their normal business operations. Notwithstanding the foregoing, neither Purchaser or Merger Sub, on the one hand, nor the Company or the Company Subsidiary, on the other hand, shall be required to provide to the other or any of its authorized Representatives any information (a) if and to the extent doing so would (i) violate any applicable Law, (ii) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (iii) violate any legally-binding obligation with respect to confidentiality, non-disclosure, or privacy, or (iv) jeopardize protections afforded under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (i) through (iv), the Company or Purchaser shall, and shall cause their Subsidiaries to, use their commercially reasonable efforts to (A) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation, or Law and (B) provide such information in a manner without violating such privilege, doctrine, Contract, obligation, or Law), or (b) if the Company or the Company Subsidiary, on the one hand, and any Purchaser Party or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the withholding Party shall provide to the other prompt written notice of the withholding of access or information on any such basis. Section 8.3 Notice of Certain Events During the Interim Period, each of Purchaser and the Company shall promptly notify the other of: (a) any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Purchaser Parties, post-Closing) to any such Person or create any Lien on any assets of the Company, Purchaser, or their Subsidiaries, as applicable; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (c) any Actions commenced or, to the Knowledge of Purchaser or the Company, as applicable, threatened, relating to or involving or otherwise affecting either Party or any of their stockholders or their equity, assets, or business or that relate to the consummation of the transactions contemplated by this Agreement; (d) the occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result in, a Company Material Adverse Effect or a Purchaser Material Adverse Effect; and

59 SK 39196 0005 12134921 v17 (e) any inaccuracy of any representation or warranty of such Party contained in this Agreement, or any failure of such Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article VII not to be satisfied by the Closing; provided, however, that no such notification or failure to provide such notification pursuant to clause (d) or clause (e) of this Section 8.3 shall affect the representations, warranties, covenants, agreements, or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties, and a failure to comply with clause (d) or clause (e) of this Section 8.3 shall not, of itself, cause the condition stated in Section 7.2(b) or Section 7.3(b), as the case may be, to fail to be satisfied. Section 8.4 Merger Sub Approval As promptly as reasonably practicable, Purchaser, as the sole stockholder of Merger Sub, will approve and adopt this Agreement and the transactions contemplated hereby and thereby (including the Merger). Section 8.5 Non-Disparagement Each Party will refrain from, in any manner, directly or indirectly, all conduct, oral or otherwise, that disparages or damages or could reasonably disparage or damage the reputation, goodwill, or standing in the community of any other Party, their respective Representatives, or their respective Affiliates. Section 8.6 Certain Tax Matters (a) Intended Tax Treatment; Reorganization. Purchaser and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger according to the Intended Tax Treatment. (b) Cooperation on Tax Matters. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit, or examination. Such cooperation shall include the retention and (upon another Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding, audit, or examination, making employees available on a mutually convenient basis to provide additional information, and an explanation of any material provided hereunder. The Parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). The Parties agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code §6043, or Code §6043A, or Treasury Regulations promulgated thereunder. (c) Tax Indemnification. The Company Equityholders shall severally indemnify Company, its Subsidiaries, and Purchaser and hold them harmless from and against without duplication, any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of Company and its Subsidiaries for all taxable periods ending on or

60 SK 39196 0005 12134921 v17 before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, and (iii) any and all Taxes of any person (other than Company and its Subsidiaries) imposed on Company or any of its Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing. (d) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, receipts, or payroll of Company and its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of Company and its Subsidiaries for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. (e) Responsibility for Filing Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Company and its Subsidiaries that are filed after the Closing Date. (f) Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, Company and its Subsidiaries shall not be bound thereby or have any liability thereunder. (g) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. Section 8.7 Purchaser’s SEC Filings and Reports; Nasdaq (a) During the Interim Period, Purchaser will keep current and timely file all of its requisite public filings and reports with the SEC and otherwise comply in all material respects with applicable securities laws, and shall use commercially reasonable efforts prior to the Closing to maintain the listing of the existing Purchaser Common Stock on Nasdaq.

61 SK 39196 0005 12134921 v17 (b) To the extent required by Nasdaq Marketplace Rule 5110, Purchaser shall use its commercially reasonable efforts to prepare and file an initial listing application for the Purchaser Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. The Company will cooperate with Purchaser as reasonably requested by Purchaser with respect to the Nasdaq Listing Application and promptly furnish to Purchaser all information concerning the Company and the Company Equityholders that may be required or reasonably requested in connection with any action contemplated by this Section 8.7(b). All fees associated with the Nasdaq Listing Application shall be paid by the Company. Section 8.8 Indebtedness Payoff; Lien Releases (a) At or prior to the Closing, the Company shall deliver to Purchaser customary payoff letters, in form and substance reasonably acceptable to Purchaser, from each lender or other Person to whom the Company or any Company Subsidiary is indebted as of the Closing Date (each, a “Payoff Letter”), setting forth the total amount required to be paid to fully satisfy and discharge such Indebtedness as of the Closing Date (the “Payoff Amounts”), provided that the Parties agree that the Purchaser shall assume the Indebtedness set forth on Section 8.8 of the Company Disclosure Schedule and a corresponding amount of Company cash shall be acquired by the Purchaser. (b) The Company shall cause all Indebtedness identified in the Payoff Letters to be paid in full at or prior to the Closing and shall deliver, or cause to be delivered, to Purchaser at or promptly following the Closing, evidence reasonably satisfactory to Purchaser of the release and termination of all Liens securing such Indebtedness, including UCC-3 termination statements, lien releases, mortgage satisfactions or discharges, or other customary release documentation, as applicable. Section 8.9 Confidentiality From and after the Execution Date, neither the Company nor Purchaser shall disclose or use, unless compelled to disclose by judicial or administrative process or by other requirements of applicable Law (in which case such Party shall use commercially reasonable efforts to (a) consult with the other prior to making any such disclosure to the extent permitted by applicable Law and reasonably practicable under the circumstances and (b) cooperate in connection with the other Party’s efforts to obtain a protective order or confidential treatment at such Party’s expense), all documents and information concerning the negotiation and execution of this Agreement or the other Party or any of its Affiliates or their Representatives (including trade secrets, confidential information, and proprietary materials, which may include the following categories of information and materials: methods, procedures, computer programs and architecture, databases, customer information, lists and identities, employee lists and identities, pricing information, research, methodologies, contractual forms, and other information, whether tangible or intangible, which is not publicly available generally) (collectively, the “Confidential Information”), except to the extent that such Confidential Information that can be shown to have been (i) in the public domain through no fault of, or breach of this Agreement on the part of, the disclosing Party or its Affiliates, or (ii) later lawfully acquired by the disclosing Party on a non-confidential basis from sources other than the other Party or any of its Affiliates or their Representatives and who are not known (after

62 SK 39196 0005 12134921 v17 reasonable inquiry) to be under an obligation of confidentiality with respect thereto. Notwithstanding the foregoing, any such Person may disclose such Confidential Information to his, her, or its (A) tax and financial advisors for purposes of complying with such Person’s tax obligations or other reporting obligations under applicable Law arising out of this Agreement, and (B) legal counsel and accountants for the purpose of evaluating the legal and financial ramifications of this Agreement. Section 8.10 All Efforts; Further Assurances (a) Subject to the terms and conditions of this Agreement, each Party shall promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable, or as reasonably requested by the other Parties, to consummate and make effective as promptly as is reasonably practicable the transactions contemplated by this Agreement, including using its best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals, authorizations, Governmental Orders, or other actions from all applicable Governmental Authorities prior to the Effective Time, (ii) avoid an Action by any Governmental Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. (b) Subject to applicable Law, each of the Company and Purchaser agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Governmental Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such Party from, or given by such Party to, any third party or any Governmental Authority with respect to such transactions, (iv) permit the other Party to review and incorporate the other Party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to any filings required to be made with, or action or nonactions, consents, approvals, authorizations, Governmental Orders, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated hereby unless it gives the other Party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such Party and its Affiliates, (B) as necessary to comply with Contracts or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. (c) During the Interim Period, Purchaser, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement or any matters relating thereto commenced against Purchaser, Merger Sub, or any of its or their respective Representatives in their capacity as a Representative of a Purchaser Party or against the

63 SK 39196 0005 12134921 v17 Company or the Company Subsidiaries, as applicable (collectively, the “Transaction Litigation”). Purchaser shall control the negotiation, defense, and settlement of any such Transaction Litigation brought against Purchaser, Merger Sub, or members of the boards of directors of Purchaser or Merger Sub and the Company shall control the negotiation, defense, and settlement of any such Transaction Litigation brought against the Company or the Company Subsidiaries or the members of their boards of directors; provided, however, that in no event shall the Company or Purchaser settle, compromise, or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other (not to be unreasonably withheld, conditioned, or delayed); further provided, that it shall be deemed to be reasonable for Purchaser (if the Company is controlling the Transaction Litigation) or the Company (if Purchaser is controlling the Transaction Litigation) to withhold, condition, or delay its consent if any such settlement or compromise (i) does not provide for a legally binding, full, unconditional, and irrevocable release of each Purchaser Party (if the Company is controlling the Transaction Litigation) or the Company and the Company Subsidiaries and related parties (if Purchaser is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (ii) provides for any non-monetary, injunctive, equitable, or similar relief against any Purchaser Party (if the Company is controlling the Transaction Litigation) or the Company, the Company Subsidiaries and related parties (if Purchaser is controlling the Transaction Litigation) or (iii) contains an admission of wrongdoing or liability by a Purchaser Party (if the Company is controlling the Transaction Litigation) or the Company and the Company Subsidiaries and related parties (if Purchaser is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Purchaser and the Company shall each (A) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (B) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement, and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement, and compromise of any such Transaction Litigation, (C) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (D) reasonably cooperate with each other including with respect to the defense, settlement, and compromise of any such Transaction Litigation. Section 8.11 Employment Agreement. In connection with the Closing, Purchaser shall use its commercially reasonable efforts to negotiate and enter into the Employment Agreement with Danny White, on terms mutually agreed prior to Closing. Nothing in this Agreement shall require Purchaser to continue the employment of any employee for any specific period of time, except as expressly provided in the Employment Agreement. Section 8.12 Advisory Agreement. Following the Closing, the Company or their Affiliates (as applicable) shall provide to Purchaser certain advisory services as set forth in the Advisory Agreement. Section 8.13 Company Financial Statements. The Company shall have delivered to Purchaser, no later than forty-five (45) days following the Closing Date, the Company Financial Statements required pursuant to Section 2.4(j), prepared in accordance with U.S. GAAP and in a form suitable to permit Purchaser to complete an audit in accordance with the standards of the PCAOB, provided that Company agrees to provide Purchaser with any and all information and

64 SK 39196 0005 12134921 v17 documentation that is necessary to complete the Purchaser’s publicly disclosed financial statements and financial information. Section 8.14 Certificate of Designation. At or prior to Closing, Purchaser shall file with the Secretary of State of the State of Delaware the Certificate of Designation, which shall create a Preferred Stock having such terms as shall be mutually agreeable by Purchaser and the Company (but in any case, shall contain the terms set forth in Exhibit D), the shares of which shall be issued pursuant to Section 3.1(c). ARTICLE IX TERMINATION Section 9.1 Termination This Agreement may be terminated prior to the Effective Time only as follows: (a) by the mutual written consent of Purchaser and the Company; (b) by either Purchaser or the Company if the Closing has not occurred on the date that is six (6) months following the Execution Date (the “Outside Date”), unless the failure to consummate the Closing by such date results primarily from the breach of this Agreement by the Party seeking termination; (c) by either Purchaser or the Company if any Governmental Authority of competent jurisdiction has issued a final, non-appealable order permanently enjoining or prohibiting the consummation of the transactions contemplated hereby; or (d) by either Purchaser or the Company if the other Party has materially breached any representation, warranty, covenant, or agreement contained herein and such breach (i) would cause the conditions to Closing not to be satisfied and (ii) has not been cured within thirty (30) days following written notice thereof (or such shorter period remaining prior to the Outside Date). Section 9.2 Effect of Termination. Upon termination of this Agreement pursuant to this Article IX, this Agreement shall become void and of no further force or effect, except that (i) this Section 9.2, (ii) Article X (Miscellaneous), and (iii) any provisions that by their terms expressly survive termination shall survive such termination. Nothing herein shall relieve any Party of liability for fraud or willful misconduct. ARTICLE X INDEMNIFICATION AND ESCROW Section 10.1 Indemnification; Survival From and after the Closing, the Company Equityholders, severally and not jointly, shall indemnify and hold harmless Purchaser, the Surviving Corporation and their respective Affiliates, directors, officers, employees and agents from and against any losses, damages, liabilities, claims and expenses (including reasonable attorneys’ fees) arising out of or resulting from (a) any breach of

65 SK 39196 0005 12134921 v17 any representation or warranty of the Company contained in this Agreement or (b) any breach of any covenant or agreement of the Company contained in this Agreement. The representations and warranties of the Company shall survive the Closing for a period of twelve (12) months following the Closing Date. Notwithstanding anything in this Agreement to the contrary, the Company Equityholders, jointly and severally, shall indemnify, defend, and hold harmless Purchaser and the Surviving Corporation against any and all claims, losses, and expenses (including reasonable attorneys’ fees) arising from any assertion by Donald Ainslie of any ownership interest, economic right, membership right, or compensation claim with respect to the Company or its equity interests, provided that, this indemnification obligation shall be uncapped and shall survive Closing indefinitely. Section 10.2 Escrow (a) At the Closing, an amount equal to ten percent (10%) of the Base Consideration (the “Escrow Amount”) shall be withheld from the Merger Consideration and deposited into an escrow account pursuant to an escrow agreement (the “Escrow Agreement”) reasonably acceptable to Purchaser and the Company Equityholders. The Escrow Amount shall be comprised of cash and equity in the same proportion as the cash and equity components of the Base Consideration as set forth in Section 3.1. The form of Escrow Agreement is substantially in the form attached hereto as Exhibit E. (b) From and after the Closing, the Escrow Amount shall be available solely to satisfy any losses, damages, liabilities, claims, costs, or expenses (including reasonable attorneys’ fees) incurred by Purchaser, the Surviving Corporation or their respective Affiliates arising out of or resulting from (a) any breach of any representation or warranty of the Company contained in this Agreement, (b) any breach of any covenant, agreement, or obligation of the Company contained in this Agreement, or (c) any indemnification obligations expressly provided for under this Agreement. (c) Except in the case of fraud, the Escrow Amount shall constitute the sole and exclusive source of recovery for any indemnification claims under this Agreement, and the aggregate liability of the Company Equityholders for all such indemnification claims shall not exceed the Escrow Amount. No Company Equityholder shall have any further personal liability beyond its pro rata share of the Escrow Amount, except in the case of fraud. (d) Purchaser shall provide written notice to the Company Equityholders and the Escrow Agent of any indemnification claim against the Escrow Amount prior to the expiration of the applicable survival period, setting forth the nature of the claim and a good-faith estimate of the amount thereof. Any portion of the Escrow Amount subject to a timely asserted and unresolved claim shall remain in escrow until such claim is finally resolved in accordance with the Escrow Agreement. (e) The balance of the Escrow Amount, if any, shall be released to the Company Equityholders upon the expiration of the six (6)-month survival period, less any amounts subject to pending indemnification claims timely asserted prior thereto, in accordance with the terms of the Escrow Agreement.

66 SK 39196 0005 12134921 v17 ARTICLE XI MISCELLANEOUS Section 11.1 Non-Survival of Representations, Warranties, and Covenants Except as otherwise contemplated by Section 11.4, none of the representations, warranties, covenants, obligations, or other agreements in this Agreement or in any certificate (including confirmations therein), statement, or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements, and other provisions shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing including, in particular, Sections 8.9 and 8.10, and then only with respect to any breaches occurring after the Closing and (b) this Article XI. Section 11.2 Waivers; Extension Any Party may, at any time prior to the Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other Parties, (b) waive any inaccuracies in the representations and warranties (of another Party) that are contained in this Agreement, or (c) waive compliance by the other Parties with any obligation, covenant, agreement, or condition contained herein, provided that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties granting such extension or waiver. No delay on the part of any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 11.3 Non-Recourse This Agreement may be enforced only against, and any dispute, claim, or controversy based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth in this Agreement with respect to such Party. No past, present, or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender, or Representative or Affiliate of any named Party (which Persons are intended third party beneficiaries of this Section 11.3) shall have any liability (whether in contract or tort, at law, or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements, or other obligations or liabilities of such Party or for any dispute, claim, or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

67 SK 39196 0005 12134921 v17 Section 11.4 Specific Performance Each Party acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each Party hereby agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any other Party under this Agreement and each Party hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other Parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 11.4 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue. Section 11.5 Notices Any notice, demand, instruction, request, or other communication that may be permitted, required, or desired to be given pursuant hereto shall, unless changed by written notice given by a Party to the others pursuant hereto, be given in writing and directed to the applicable Party as follows:

68 SK 39196 0005 12134921 v17 If to the Company: Secuvant, LLC 240 N. East Promontory, Suite 200 Farmington, UT 84025 Attn: Ryan Layton, Chief Executive Officer Email: ryan.layton@secuvant.com with a copy to: Parr Brown Gee & Loveless P.C. 101 S. 200 E. #700 Salt Lake City, UT 84111 Attn: Doug Waddoups Email: dwaddoups@parrbrown.com If to Purchaser, Merger Sub or its other Subsidiaries: Cycurion, Inc. 1640 Boro Place, Suite 420C McLean, VA 22102 Attn: L. Kevin Kelly, Chief Executive Officer Email: kevin.kelly@cycurion.com with a copy to: Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Keith J. Billotti, Esq. Email: billotti@sewkis.com Except as otherwise expressly permitted herein, all notices, demands, instructions, requests, or communications required, desired, or permitted to be given hereunder shall be deemed given: (a) if by hand or nationally recognized overnight courier service (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) seven Business Days after mailing by prepaid certified or registered mail, return receipt requested. Section 11.6 Assignment No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, and any such transfer without prior written consent shall be void; provided, however, that Purchaser may assign its rights hereunder to any Affiliate, but shall remain liable for all of Purchaser’s obligations hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Section 11.7 Press Release and Announcements Any press release, public announcement, or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in

69 SK 39196 0005 12134921 v17 such manner as Purchaser shall determine in its reasonable discretion, after consultation in good faith with the Company; provided that nothing in this Section 11.7 will preclude any Party from making any disclosures necessary and proper in conjunction with the filing of any Tax Return or other document required to be filed in connection with making or obtaining (as the case may be) consents from any Governmental Authority. Section 11.8 Rights of Third Parties Except as provided in Section 11.3, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement. Section 11.9 Reliance Each of the Parties shall be deemed to have relied upon the accuracy of the written representations and warranties made to such Party in or pursuant to this Agreement, notwithstanding any investigations conducted by or on such Party’s behalf or notice, knowledge, or belief to the contrary. Section 11.10 Expenses Each Party shall bear its own expenses (including fees and expenses of legal counsel, accountants, investment bankers, financial advisers, brokers, finders, and other representatives or consultants) in connection with this Agreement and the transactions contemplated hereby. Section 11.11 Counterparts This Agreement may be executed in one or more counterparts, all of which shall constitute one agreement. A signed copy of this Agreement shall have the same force and effect as an original. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement. Section 11.12 Entire Agreement This Agreement constitutes the entire agreement among the Parties and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties hereto or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth in this Agreement. Section 11.13 Severability Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person of

70 SK 39196 0005 12134921 v17 circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Section 11.14 Governing Law; Jurisdiction This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. In any action or proceeding arising out of, relating to, in connection with or to enforce this Agreement or any of the transactions contemplated hereby: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, or, if such United States District Court lacks subject matter jurisdiction, the Superior Court of the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this section shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties); and (b) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11.5. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, or, if such United States District Court lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum (including, any claim based on the doctrine of forum non conveniens or any similar doctrine). The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Section 11.15 Amendments These terms and provisions of this Agreement may not be amended, other than as necessary to consummate the transactions contemplated hereby in accordance with the financial and commercial terms set forth herein, of which there shall be no further amendment, and the Parties agree that there will be no further negotiation of the terms of the transactions contemplated hereby. Any such amendment must be in writing and signed by all Parties.

71 SK 39196 0005 12134921 v17 [Signature Page(s) Follow(s)]

72 SK 39196 0005 12134921 v17 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the date first written above. PURCHASER: CYCURION, INC. By: /s/ L. Kevin Kelly L. Kevin Kelly Chief Executive Officer MERGER SUB: CYCURION MERGER SUB, LLC By: /s/ L. Kevin Kelly L. Kevin Kelly Authorized Representative COMPANY: SECUVANT, LLC By: /s/ Ryan Layton Ryan Layton Chief Executive Officer [Signature Page to Merger Agreement]

73 SK 39196 0005 12134921 v17 EXHIBIT A [FORM OF REGISTRATION RIGHTS AGREEMENT]

REGISTRATION RIGHTS AGREEMENT This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2026, among Cycurion, Inc., a Delaware corporation (the “Company”), Secuvant, LLC, a Utah limited liability company (“Secuvant”) and the former members of Secuvant listed on the signature page hereof (the “Shareholders”). This Agreement is made pursuant to the Merger Agreement, dated as of May 21, 2026, between the Company, Secuvant and Cycurion Merger Sub, LLC (the “Merger Agreement”). The Company, Secuvant and the Shareholders hereby agree as follows: 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings: “Advice” shall have the meaning set forth in Section 6(c). “Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series H Convertible Preferred Stock of the Company filed, or to be filed, with the Delaware Secretary of State creating the Preferred Stock. “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the common stock of the Company, par value $0.0001 per share. “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the Company shall cause the Initial Registration Statement to become effective under the Securities Act within 90 days of the date first set forth above, and with respect to any additional Registration Statements which may be required, the fifth Trading Day following the date the staff of the Commission informs the Company that it is not going to review the additional Registration Statement (or, in the event of a “full review” by the Commission, as soon as reasonably practicable after the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the staff of the Commission that one or more of the above Registration Statements is no longer subject to further review and comment by the staff of the Commission, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified. “Effectiveness Period” shall have the meaning set forth in Section 2(a). “Event” shall have the meaning set forth in Section 2(d). “Event Date” shall have the meaning set forth in Section 2(d).

2 “Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the date first set forth above. With respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), “Filing Date” means the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities. “Holder” mean each and every Shareholder who is a holder of Registrable Securities. Any reference to the singular “Holder” shall be inclusive of all of the Holders (as if it read “each Holder”). “Indemnified Party” shall have the meaning set forth in Section 5(c). “Indemnifying Party” shall have the meaning set forth in Section 5(c). “Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement. “Losses” shall have the meaning set forth in Section 5(a). “Plan of Distribution” shall have the meaning set forth in Section 2(a). “Preferred Stock” means the preferred stock of the Company, par value $0.0001 per share. “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. “Registrable Securities” means any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Common Stock or Preferred Stock issued as dividends thereon) held by the Shareholders or hereinafter issued to the Shareholders. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act) or (iii) they shall have ceased to be outstanding. “Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated

3 by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement. “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a). “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff, (ii) the Securities Act and (iii) any other rules and regulations of the Commission. “Shares” means shares of Common Stock issued or issuable to the Holders pursuant to the Merger Agreement, any shares of Common Stock issuable upon conversion of the Preferred Stock, any securities into which such shares of Common Stock shall have been changed, or any securities resulting from any reclassification, distribution, dividend, recapitalization or similar transactions with respect to such shares of Common Stock. 2. Registration. (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement filed hereunder shall be on Form S-1 or such other appropriate form in accordance herewith, subject to the provisions of Section 2(e). Subject to the terms of this Agreement, the Company shall use its reasonable commercial efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonably commercial efforts to keep such Registration Statement continuously effective under the Securities Act until (a) the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a

4 written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Holder, and (b) three years after the date of the Merger Agreement (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holder via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. (b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Holder and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-1 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation Question 612.09. (c) Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by the Holder as to its Registrable Securities, the Company shall reduce or eliminate any securities to be included other than Registrable Securities. In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to the Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable commercial efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended. (d) Since Form S-3 is not available as of the date hereof for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale

5 of the Registrable Securities on another appropriate form and (ii) undertake to convert the Initial Registration Statement into a shelf registration statement on Form S-3 or otherwise register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of, and update or amend, as required the Registration Statement (and any prospectus or prospectus supplement thereunder) then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. (e) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name the Holder or affiliate of the Holder as any Underwriter without the prior written consent of the Holder. 3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall: (a) Not less than five (5) Trading Days prior to the filing of the Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holder, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holder of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holder has been so furnished copies of a Registration Statement or one (1) Trading Day after the Holder has been so furnished copies of any related Prospectus or amendments or supplements thereto. (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holder true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of

6 its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holder thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented. (c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Shares then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holder of not less than the number of such Registrable Securities. (d) Notify the Holder of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the

7 Company or any of its Subsidiaries and the Company agrees that the Holder shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information. (e) Use its reasonable commercial efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment. (f) Furnish to the Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form. (g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d). (h) The Company shall cooperate with any broker-dealer through which the Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by the Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of receipt of a request therefor. (i) Prior to any resale of Registrable Securities by the Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject.

8 (j) If requested by the Holder, cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Merger Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request. If requested by the Company, the Holder shall promptly disclose to the Company its and its affiliates beneficial ownership of all Company securities. (k) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holder shall suspend use of such Prospectus. The Company will use its reasonable commercial efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period. (l) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder. (m) The Company shall use its reasonable best efforts to obtain and maintain eligibility for use of Form S-1 or Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities. (n) The Company may require the selling Holder to furnish to the Company a certified statement as to the number of Shares beneficially owned by the Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive

9 control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because the Holder fails to furnish such information within three Trading Days of the Company’s request and any Event that may otherwise occur solely because of the Holder’s actions such delay shall toll the applicable time periods hereunder as to the Holder only, until such information is delivered to the Company. (o) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Registration Statement (as of the effective date of Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to the Holder and furnished in writing to the Company by or on behalf of the Holder specifically for inclusion therein. (p) The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder, to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof. 4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Shares are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably requested by the Holder in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the

10 Registrable Securities), and (D) if not previously paid by the Company with respect to any filing that may be required to be made by any broker through which the Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of the Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holder. 5. Indemnification. (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, to the fullest extent permitted by applicable law, the Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred in investigating, preparing or defending against any litigation, commence or threatened, or any claim, arising out of or relating to (1) any failure by the Company to comply with the covenants and agreements contained in this Agreement, (2) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holder of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities), (3) any untrue or alleged untrue statement of a material fact contained in, or incorporated by reference into, a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the

11 statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (4) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by the Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified the Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Holder and prior to the receipt by the Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holder in accordance with Section 6(f). (b) Indemnification by the Holder. The Holder shall indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus. In no event shall the liability of the selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Holder in connection with any claim relating to this Section 5 and the amount of any damages the Holder has otherwise been required to pay by reason of such untrue statement or omission) received by the Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is

12 sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party. The Indemnified Party shall provide the Indemnifying Party with regular and timely progress updates with respect to any Proceedings. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder. (d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable

13 by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of the Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Holder in connection with any claim relating to this Section 5 and the amount of any damages the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. 6. Miscellaneous. (a) Remedies. In the event of a breach by the Company or by the Holder of any of their respective obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and the Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate. (b) Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), the Holder will forthwith

14 discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(e). (c) Piggy Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S- 8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination as soon as practicable, and in no event less than 15 days prior to the date of filing of such registration statement, and, if within fifteen (10) days after the date of the delivery of such notice, any the Holder shall so request in writing, the Company shall include in such registration statement all Registrable Securities the Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(d) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement. (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts the Holder, the consent of such disproportionately impacted Holder shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holder may be given only by the Holder of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

15 (e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Merger Agreement. (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holder. The Company may not assign (except by merger, subject to any successor entity assuming in writing all of the obligations of the Company under this Agreement) its rights or obligations hereunder without the prior written consent of the Holder of the then outstanding Registrable Securities. The Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Merger Agreement. (g) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full. (h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e- mail delivery of a “.pdf” format data file or DocuSign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or DocuSign signature page were an original thereof. (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Merger Agreement. (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law. (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated

16 and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. (l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof. (m) Term. This Agreement shall terminate with respect to the Holder, on the earlier of (i) the written consent of the Holder, (ii) the date on which all Registrable Securities may be resold by the Holder without registration under the Securities Act and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, (iii) if all of the Registrable Securities held by the Holder have been sold in a registration pursuant to the Securities Act or pursuant to an exemption therefrom or (iv) the third anniversary of the signing of the Merger Agreement.

17 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above. CYCURION, INC. By: Name: L. Kevin Kelly Title: Chief Executive Officer SECUVANT, LLC By: Name: Ryan Layton Title: Chief Executive Officer [Signature Page of Holders Follows]

18 [SIGNATURE PAGE OF THE HOLDER TO CYCURION, INC, REGISTRATION RIGHTS AGREEMENT] Name of Holder: __________________________ Signature of Authorized Signatory of Holder: __________________________ Name of Authorized Signatory: _________________________ Title of Authorized Signatory: __________________________ SK 39196 0004 12087488 v4

74 SK 39196 0005 12134921 v17 EXHIBIT B [FORM OF LOCK-UP AGREEMENT]

SK 26228 0004 9975576 v1 FORM OF LOCK-UP AGREEMENT THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [], 2026 between (i) Cycurion, Inc., a Delaware corporation (the “Company”), and (ii) the undersigned equityholders (each, a “Holder”) of Secuvant, LLC, a Utah limited liability company. The Company and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below). WHEREAS, the Company, Cycurion, Merger Sub, LLC, and Secuvant, LLC have entered into that certain Merger Agreement dated May 21, 2026 (the “Merger Agreement”), pursuant to which Holder will receive, among other things, (i) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Shares”) and (ii) shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”) issuable upon the conversion of the Preferred Shares (the “Conversion Shares”, and together with the Preferred Stock, the “Lock-Up Securities”); and WHEREAS, as a condition to the consummation of the transactions contemplated in the Merger Agreement, the Company and the Holder shall agree to certain restrictions on the transfer of the Lock-Up Securities. NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows: 1. Lock-Up Provisions. (a) Holder agrees that, during the period beginning on the Closing Date and ending on the date that is six months following the Closing Date (the “Lock-Up Period”), Holder (and any of its Affiliates) shall not, directly or indirectly, Transfer any Lock-Up Securities. (b) Notwithstanding Section 1(a), the Holder may effect a Transfer of Lock-Up Securities during the Lock-Up Period solely in the following circumstances (each, a “Permitted Transfer”), provided that the requirements of clause (x) below are satisfied: (i) to the Company or any of its Affiliates; (ii) in the case of an individual Holder, by gift or transfer for bona fide estate planning purposes to a member of the Holder’s immediate family, or to a trust or other entity the beneficiaries of which consist solely of the Holder and/or the Holder’s immediate family; (iii) by operation of law upon the death of the Holder or pursuant to a qualified domestic relations order or divorce settlement; (iv) in the case of a Holder that is an entity, by virtue of a reorganization, merger, conversion, or dissolution of such Holder that does not involve a change in ultimate beneficial ownership of the Lock-Up Securities; (v) in connection with a Change of Control of the Company effected through a bona fide third-party tender offer, merger, consolidation, or similar transaction made available to all holders of the Common Stock; or (vi) in connection with the conversion of Preferred Shares into Common Stock, provided that such Common Stock shall continue to constitute Lock-Up Securities and remain subject to the terms of this Agreement. As a condition to any Permitted Transfer (other than a Transfer to the Company), the transferee must execute and deliver to the Company a written agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by this Agreement for the remainder of the applicable Lock-Up Period and any subsequent leak-out period. (c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such transferee of the Lock-Up Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Lock-Up Securities of the Holder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period. (d) During the Lock-Up Period, each certificate evidencing any Lock-Up Securities (if any are issued) shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

2 SK 39196 0005 12138149 v5 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [], 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.” Immediately upon the termination of the Lock-Up Period, the Company shall, at its expense at the request of each Holder, issue to such holder certificates that do not include the legend set forth above or any other legends related to this Agreement; provided that such certificates may include a legend under the Securities Act of 1933 to the extent applicable. (e) For the purposes of this Section 1, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). 2. Leak-Out Restrictions. Following expiration of the Lock-Up Period, Transfers of Lock-Up Securities shall be permitted solely in accordance with the leak-out provisions set forth in any Leak-Out Agreement entered into pursuant thereto, including applicable volume limitations and carryforward mechanics. 3. Price-Based Acceleration. If, at any time following the Closing Date, the closing price of the Company’s Common Stock equals or exceeds $4.50 (as equitably adjusted for stock splits, consolidations and other recapitalization transactions) for twenty (20) consecutive Business Days (or for twenty (20) Business Days within any thirty (30) Business-day trading period), then all contractual transfer restrictions applicable to the Lock-Up Securities shall automatically terminate (the “Price-Based Acceleration Event”), without any further action by the Company or the Holder, and such securities shall thereafter be freely transferable, subject only to compliance with applicable securities laws, including Rule 144 and any other applicable holding-period or manner-of-sale requirements. No further action by the Company or the Holder shall be required to effectuate the release of such transfer restrictions upon the occurrence of a Price-Based Acceleration Event other than the Holder providing customary representations to the Company and its transfer agent in connection with the removal of applicable legends. The Company shall use commercially reasonable efforts to promptly notify the Holder and its transfer agent of the occurrence of a Price-Based Acceleration Event and to remove any contractual stop-transfer instructions associated with this Agreement. The termination of restrictions pursuant to this Section 3 shall apply equally to all Lock-Up Securities held by the Holder, including any securities issued in settlement of the Earn-Out. 4. Rights as a Securityholder. During the Lock-Up Period and any applicable leak-out period, the Holder shall retain all rights as a holder of the Lock-Up Securities, including the right to vote such securities and to receive any dividends or distributions declared thereon, subject to applicable law. 5. Miscellaneous. (a) Effective Date. Section 1 of this Agreement shall become effective upon the Closing on the Closing Date. (b) Termination. This Agreement shall automatically terminate on the earlier of (i) the expiration of the Lock- Up Period and (ii) the termination of the Merger Agreement in accordance with its terms, and, in each case thereafter, all rights and obligations of the Parties hereunder shall be of no further force or effect.

3 SK 39196 0005 12138149 v5 (c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder. (d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party. (e) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. (f) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION . (g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4 SK 39196 0005 12138149 v5 (h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice): If to the Company, to: Cycurion, Inc. 1640 Boro Place McLean, VA 22102 Attn: L. Kevin Kelly Email: kevin.kelly@cycurion.com If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto. With a copy to (which shall not constitute notice): Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Keith Billotti Email: billotti@sewkis.com (i) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. (j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. (k) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. (l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement between the Holder and the Company or any certificate or instrument executed by the Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement. (m) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

5 SK 39196 0005 12138149 v5 (n) Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[Signature Page to Lock-Up Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. The Company: Cycurion, Inc. By: Name: L. Kevin Kelly Title: Chief Executive Officer

[Signature Page to Lock-Up Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. Holder: Name of Holder: [●] Signature: Notice Information: Address: [●] Email: [●] Total Number of Preferred Shares Owned: ____________

75 SK 39196 0005 12134921 v17 EXHIBIT C [FORM OF LEAK-OUT AGREEMENT]

SK 39196 0005 12138309 v2 FORM OF LEAK-OUT AGREEMENT THIS LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of [], 2026 between (i) Cycurion, Inc., a Delaware corporation (the “Company”), and (ii) the undersigned equityholders (each, a “Holder”) of Secuvant, LLC, a Utah limited liability company. The Company and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below). WHEREAS, the Company, Cycurion Merger Sub, LLC, and Secuvant, LLC have entered into that certain Merger Agreement dated May 21, 2026 (the “Merger Agreement”), pursuant to which Holder will receive, among other things, equity securities of the Company as part of the Merger Consideration, including shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Shares”); WHEREAS, pursuant to the Merger Agreement, all Preferred Shares issued as Equity Consideration, and any shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) issuable upon conversion thereof, are restricted securities and shall be subject to contractual transfer restrictions intended to promote an orderly market and compliance with applicable securities laws; WHEREAS, the 888,888 shares of Preferred Shares and all of Common Stock issuable upon conversion thereof, and any Earn-Out Shares issued in respect of a Performance Earn-Out shall be subject to a lock-up period six months following the Closing Date, during which time such securities may not be sold, transferred, pledged, hedged, or otherwise disposed of, except as expressly permitted pursuant to Merger Agreement, the Lock-Up Agreement and this Agreement (the “Leak-Out Securities”); NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows: 1. Leak-Out Commencement. This Agreement shall become effective immediately upon expiration of the Lock-Up Period described in the Lock-Up Agreement entered into pursuant to the Merger Agreement and shall expire five fiscal quarters from the date hereof (the “Leak-Out Period”). 2. Quarterly Volume Limitation. (a) During the Leak-Out Period, the Holder may Transfer Leak-Out Securities only up to an amount equal to twenty percent (20%) of the aggregate number of Leak-Out Securities originally issued to the Holder in any single calendar quarter (the “Quarterly Cap”). For purposes of calculating the Quarterly Cap, all Leak-Out Securities issued to the Holder pursuant to the Merger Agreement, including any securities issued in settlement of a Performance Earn-Out, shall be aggregated and treated as a single position. Transfers by the Holder and any of its Affiliates or controlled entities shall be aggregated for purposes of determining compliance with the Quarterly Cap. (b) The Quarterly Cap shall apply regardless of the method or form of Transfer, including sales effected pursuant to an effective resale registration statement, Rule 144, or any other available exemption under applicable securities laws. The Holder shall not divide, sequence, or structure Transfers, or coordinate with third parties, in a manner intended to circumvent or evade the Quarterly Cap or the timing restrictions set forth in this Agreement. Any Transfer in excess of the applicable Quarterly Cap for a given calendar quarter shall constitute a breach of this Agreement and shall be null and void ab initio. (c) For the purposes of this Section 2, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of

2 SK 26228 0004 9975576 v1 ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). 3. Carry-Forward of Unused Capacity (a) To the extent that the Holder is unable to Transfer all Leak-Out Securities permitted under the applicable Quarterly Cap for any calendar quarter, the unused portion of such Quarterly Cap (the “Unused Capacity”) shall automatically carry forward. Such Unused Capacity shall be added to and increase the Quarterly Cap for the immediately succeeding calendar quarter, and, if not fully utilized in such quarter, shall continue to carry forward to subsequent calendar quarters until exhausted. (b) The carry-forward of Unused Capacity shall apply only to contractual volume limitations under this Agreement and shall not be deemed to waive, limit, or modify any requirements of applicable securities laws. The existence of Unused Capacity in any calendar quarter shall not permit the Holder to effect any Transfer in violation of applicable securities laws, but the Holder shall not forfeit any contractual sale capacity solely as a result of such legal limitations. (c) The Company shall not take any action, and shall cause its transfer agent not to take any action, the effect of which would be to eliminate, reset, or reduce the Holder’s Unused Capacity carried forward pursuant to this Section 3, except as expressly permitted under this Agreement or the Merger Agreement. 4. Coordination with Securities Laws (a) Notwithstanding anything to the contrary in this Agreement, no Transfer of Leak-Out Securities may be effected except in compliance with applicable federal and state securities laws, including the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Rule 144, as applicable. Compliance with the volume, timing, and manner-of-sale limitations set forth in this Agreement shall not be deemed to permit any Transfer that would otherwise be prohibited under applicable securities laws, nor shall compliance with such securities laws be deemed to excuse a failure to comply with the contractual restrictions set forth herein. (b) If, for any calendar quarter, the restrictions imposed by applicable securities laws are more restrictive than the contractual limitations set forth in this Agreement, such securities law restrictions shall control solely with respect to the affected Transfers for such period, and any resulting inability to sell Leak-Out Securities shall be treated as Unused Capacity for purposes of Section 3. 5. Manner of Sale (a) All Transfers of Leak-Out Securities during the Leak-Out Period shall be effected in an orderly manner and through bona fide market, or block-trade, transactions consistent with customary trading practices for securities listed on a national securities exchange. The Holder shall not engage in or coordinate any series of transactions, hedging activities, or sales arrangements designed to evade, circumvent, or undermine the volume, timing, or sequencing limitations set forth in this Agreement, whether directly or indirectly through Affiliates or third parties. (b) The Holder acknowledges that the purpose of the leak-out restrictions is to promote an orderly and non-disruptive market for the Company’s securities and agrees to conduct all Transfers in a manner reasonably designed to avoid excessive market volatility. Any Transfer effected in violation of this Section 5 shall constitute a breach of this Agreement and shall be void and of no force or effect for purposes of recognition by the Company or its transfer agent. 6. Price-Based Acceleration. If, at any time following the Closing Date, the closing price of the Company’s common stock equals or exceeds $4.50 (as equitably adjusted for any stock split, reverse stock split or other recapitalization) for twenty (20) consecutive Business Days (or for twenty (20) Business Days within any thirty (30) Business-Day period), then all contractual transfer restrictions applicable to the Leak-Out Securities under this Agreement, the Lock-Up Agreement, and any related agreement shall automatically terminate without any further action by the Company or the Holder (the “Price-Based Acceleration Event”). Upon the occurrence of such

3 SK 26228 0004 9975576 v1 Price-Based Acceleration Event, the Leak-Out Securities shall be freely transferable, subject only to compliance with applicable securities laws, including Rule 144 and any applicable holding-period or manner-of-sale requirements. 7. Stop Transfer. The Holder acknowledges and agrees that, for the purpose of enforcing the transfer restrictions set forth in this Agreement, the Company may impose and maintain appropriate stop-transfer instructions with respect to the Leak-Out Securities during the Leak-Out Period. The Company may instruct its transfer agent not to register any Transfer of Leak-Out Securities that is not in compliance with this Agreement and may require such additional 8. Miscellaneous. (a) Termination. This Agreement shall automatically terminate upon the earliest to occur of: (i) expiration of the Leak-Out Period, (ii) the termination of all contractual transfer restrictions pursuant to the Merger Agreement; or (iii) the occurrence of a Price-Based Acceleration Event described in Section 6. (b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder. (c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party. (d) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. (e) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .

4 SK 26228 0004 9975576 v1 (f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice): If to the Company, to: Cycurion, Inc. 1640 Boro Place McLean, VA 22102 Attn: L. Kevin Kelly Email: kevin.kelly@cycurion.com If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto. With a copy to (which shall not constitute notice): Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Keith Billotti Email: billotti@sewkis.com (h) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. (i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. (j) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

5 SK 26228 0004 9975576 v1 (k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement between the Holder and the Company or any certificate or instrument executed by the Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement. (l) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement. (m) Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[Signature Page to Leak-Out Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. The Company: Cycurion, Inc. By: Name: L. Kevin Kelly Title: Chief Executive Officer

[Signature Page to Leak-Out Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. Holder: Name of Holder: [●] Signature: Notice Information: Address: [●] Email: [●]

76 SK 39196 0005 12134921 v17 EXHIBIT D [CERTIFICATE OF DESIGNATIONS]

CYCURION, INC. CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES I CONVERTIBLE PREFERRED STOCK PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW The undersigned, L. Kevin Kelly and Alvin McCoy III, do hereby certify that: 1. They are the President and Secretary, respectively, of Cycurion, Inc., a Delaware corporation (the “Corporation”). 2. The Corporation is authorized to issue 20,000,000 shares of preferred stock. There are currently [●] shares of preferred stock issued and outstanding. 3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”): WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 20,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series; WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions, and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Merger Agreement, 888,888 shares of preferred stock, which the Corporation has the authority to issue, as follows: NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows: TERMS OF PREFERRED STOCK Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. “Alternate Consideration” shall have the meaning set forth in Section 7(d). “Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. “Buy-In” shall have the meaning set forth in Section 6(c)(iv). “Closing” means the closing of the purchase and sale of the Securities pursuant to the Merger Agreement. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to tender the securities of the Corporation referenced in the Merger Agreement and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived. “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed. “Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Conversion Amount” means the sum of the Stated Value at issue. “Conversion Date” shall have the meaning set forth in Section 6(a). “Conversion Price” shall have the meaning set forth in Section 6(b). “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Fundamental Transaction” shall have the meaning set forth in Section 7(d). “GAAP” means United States generally accepted accounting principles. “Holder” shall have the meaning given such term in Section 2.

“Leak-Out Agreement” means the leak-out agreement, between the Corporation and the Holder, dated [●], 2026. “Liquidation” shall have the meaning set forth in Section 5. “Lock-Up Agreement” means the lock-up agreement, between the Corporation and the Holder, dated [●], 2026. “Merger Agreement” means the Merger Agreement, between the Corporation, Merger Sub and Secuvant, dated May 21, 2026, as amended, modified, or supplemented from time to time in accordance with its terms. “Merger Sub” means Cycurion Merger Sub, LLC, a Delaware limited liability company. “Notice of Conversion” shall have the meaning set forth in Section 6(a). “Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Preferred Stock” shall have the meaning set forth in Section 2. “Registration Rights Agreement” means the Registration Rights Agreement, between the Corporation and the Holder, dated [●], 2026, as amended, modified, or supplemented from time to time in accordance with its terms. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule. “Securities” means the Preferred Stock and the Underlying Shares. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Secuvant” means Secuvant, LLC, a Utah limited liability company. “Share Delivery Date” shall have the meaning set forth in Section 6(c). “Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3. “Subsidiary” means any subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the issuance of shares of Series I Preferred Stock. “Successor Entity” shall have the meaning set forth in Section 7(d).

“Trading Day” means a day on which the principal Trading Market is open for business. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any successors to any of the foregoing. “Transaction Documents” means this Certificate of Designation, the Merger Agreement, Registration Rights Agreement, Lock-Up Agreement and Leak-out Agreement to which a Holder and the Corporation are parties, all exhibits and schedules thereto and hereto, and any other documents or agreements executed as of the date hereof. “Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Corporation with a mailing address of 55 Challenger Road, Floor 2, Richfield Park, New Jersey 07660, and any successor transfer agent of the Corporation. “Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock. Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series I Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 888,888 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and, collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $2.25, subject to increase as provided herein (the “Stated Value”). Section 3. Dividends. Except for stock dividends, stock splits, combinations, reclassifications or similar equity distributions or recapitalization events for which appropriate adjustments are to be made pursuant to Section 7, Holders shall not be entitled to receive any dividends or other distributions (whether in cash, property or otherwise) on shares of Preferred Stock. No cash dividends shall be paid or payable on the Preferred Stock. Any stock dividends, stock splits or similar equity distributions declared or paid on the Common Stock shall be reflected solely through adjustments pursuant to Section 7. The Corporation shall not be required to pay any dividend on the Preferred Stock in connection with any dividend or distribution on the Common Stock other than through such adjustments Section 4. Voting Rights. a) Except as required by Delaware law and as set herein, holders of Preferred Stock shall not have voting rights. b) Notwithstanding the provisions set forth in this Section 4, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (ii) amend the Certificate of Incorporation or other charter documents in a manner adverse to the Holders, (iii) increase the number of authorized shares of Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount, before any distribution or payment shall be made to the holders of the Common Stock, equal to the greater of (a) the Liquidation Amount, and (b) the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock and the holders of other series of preferred stock. The Corporation shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each Holder. The “Liquidation Amount” shall be an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, but pari passu with holders of shares of other series of preferred stock, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Section 6. Conversion. a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by email such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. b) Conversion Price. The conversion price for the Preferred Stock shall equal $2.25, subject to adjustment herein (the “Conversion Price”). c) Mechanics of Conversion. i. Delivery of Conversion Shares Upon Conversion. At any time (1) there is an effective registration statement with respect to the resale of the Conversion Shares, or (2) the

Company receives reasonable evidence that the shares underlying the Preferred Stock are eligible for resale pursuant to Rule 144 under the Securities Act without regard to the volume or current public information requirements thereunder, not later than one (1) Trading Day after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of shares of Common Stock issuable upon such conversion (the “Conversion Shares”). The Conversion Shares shall bear such restrictive legends as are required pursuant to applicable securities laws and any contractual lock-up, leak-out or vesting arrangements to which such Conversion Shares are subject; provided, however, the Corporation shall, subject to receipt of customary representations letters from the respective Holder and an opinion of counsel reasonably acceptable to the Corporation and the Transfer Agent, issue any portion of the Conversion Shares that could be sold under the applicable lock-up and leak-out agreements during the then-current calendar quarter (the “Leak-out Shares”) without restrictive legends associated with such agreements. Notwithstanding anything to the contrary herein, the Corporation shall not be required to deliver Conversion Shares free of restrictive legend or through The Depository Trust Company unless and until (A) an effective registration statement covering the resale of such Conversion Shares is in effect or such Conversion Shares may be freely resold without any restrictions pursuant to Rule 144 under the Securities Act without regard to the volume or current public information requirements thereunder and (B) the specific Conversion Shares are no longer subject to, or are Leak- out Shares that are permitted to be sold consistent with, any applicable contractual transfer restrictions, as set forth in any lock-up, leak-out or vesting arrangements. At any time (1) there is an effective registration statement with respect to the resale of the Conversion Shares, or (2) the Company receives reasonable evidence that the shares underlying the Preferred Stock are eligible for resale pursuant to Rule 144 under the Securities Act without regard to the volume or current public information requirements thereunder, the Corporation shall use its best efforts to deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through The Depository Trust Company or another established clearing corporation performing similar functions. ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion. iii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $100 per Trading Day (increasing to $150 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $200 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x)

such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation with written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof. v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock. vii Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. viii. Lock-Up and Leak-Out Restrictions. All conversions of Preferred Stock and resales of the Common Stock issuable upon conversion thereof shall be subject to the Lock-Up Agreement and Leak-Out Agreement entered into pursuant to the Merger Agreement, and this Certificate of Designation shall not be deemed to provide the Holder with any transfer rights inconsistent therewith. Notwithstanding the foregoing, all Conversion Shares (up to the amount that may be sold pursuant to such agreements during the calendar quarter in which any conversion occurs) shall be issued without legends required by such agreements. ix. Price-Based Acceleration. Notwithstanding anything to the contrary contained herein, if at any time following the Original Issue Date the closing price of the Corporation’s Common Stock equals or exceeds two (2) times the price per share used to determine the issuance or conversion value of the Preferred Stock for (i) twenty (20) consecutive Trading Days, or (ii) twenty (20) Trading Days within any thirty (30)-Trading Day period, then all contractual transfer restrictions applicable to the Preferred Stock and the shares of Common Stock issuable upon conversion thereof shall automatically and irrevocably terminate, without any further action by the Corporation, the Holder, or any other Person, and such securities shall thereafter be freely transferable, subject only to compliance with applicable securities laws. d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon at least sixty-one (61) days advanced written notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock. Section 7. Certain Adjustments. a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification. b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is `completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding. f) Notice to the Holders. i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by email to each Holder at its last email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Section 8. Miscellaneous. a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: L. Kevin Kelly, e-mail address: kevin.kelly@cycurion.com or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Merger Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 8 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed. c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation. d) Governing Law. This Certificate of Designation shall be governed by and construed in accordance with the laws of the State of Delaware. Any action arising out of or relating to this Certificate of Designation shall be brought exclusively in the Court of Chancery of the State of Delaware (or, if such court lacks jurisdiction, another state or federal court located in the State of Delaware). e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing. f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof. i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Merger Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series I Convertible Preferred Stock. ********************* RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this __day of _____ 2026. By: _____________________ By: _________________ Name: L. Kevin Kelly Name: Alvin McCoy III Title: Chief Executive Officer Title: Chief Financial Officer

ANNEX A NOTICE OF CONVERSION (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK) The undersigned hereby elects to convert the number of shares of Series I Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Cycurion, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Merger Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes. Conversion calculations: Date to Effect Conversion:____________________________________________ Number of shares of Preferred Stock owned prior to Conversion:_____________ Number of shares of Preferred Stock to be Converted:______________________ Stated Value of shares of Preferred Stock to be Converted:__________________ Number of shares of Common Stock to be Issued:_________________________ Applicable Conversion Price:__________________________________________ Number of shares of Preferred Stock subsequent to Conversion:_______________ Address for Delivery:__________________ or DWAC Instructions: Broker no:________ Account no:___________ HOLDER

By: Name: Title:

77 SK 39196 0005 12134921 v17 EXHIBIT E [FORM OF ESCROW AGREEMENT]

ACTIVE 50554349v5 ESCROW AGREEMENT This Escrow Agreement is entered into and is effective as of the date signed below (the “Effective Date”), by and among Cycurion, Inc., a Delaware corporation (“Purchaser”), and the Company Equityholders (as defined in the Merger Agreement) acting by and through their respective representatives listed in Exhibits C-1 and C2 (the “Authorized Representative”) (each an “Escrow Party” and collectively, the “Escrow Parties”), and Zions Bancorporation, National Association (referred to herein as the “Escrow Agent” and “Zions”) (this Escrow Agreement and any and all exhibits, schedules, and other attachments hereto shall be referred to collectively as the “Escrow Agreement”). Herein the Escrow Parties and the Escrow Agent are referred to separately as a “Party” and collectively as the “Parties”. WHEREAS, Purchaser, Cycurion Merger Sub, LLC and Secuvant, LLC (the “Company”) have entered into that certain Merger Agreement, dated as of May 21, 2026 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company; WHEREAS, in connection with the Merger Agreement, Purchaser is required to deposit a portion of the Merger Consideration into escrow (the “Escrow Amount”) pursuant to Section 10.2 of the Merger Agreement to secure indemnification obligations of the Company Equityholders; WHEREAS, the Escrow Parties have selected Zions to serve as Escrow Agent of the Escrow Property (as defined below) to be held and disposed of by the Escrow Agent only in accordance with the terms and conditions of this Escrow Agreement and the specific written instructions defined and set forth on Exhibit B, attached and fully incorporated herein (the “Specific Instructions”); and WHEREAS, Zions has agreed to serve in the capacity as Escrow Agent for and on behalf of the Escrow Parties and has full power and authority to perform and serve as Escrow Agent for the Escrow Property as described on Exhibit A; NOW, THEREFORE, in consideration of the above premises and of the mutual promises and covenants herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows: 1. Defined Terms. “Affiliate(s)” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” or “controlled” shall have meanings correlative to the foregoing. “Applicable Law” means all applicable federal, state and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders, permits and other duly authorized actions of any government authority.

2 ACTIVE 50554349v5 “Authorized Representative” means any Person, whether or not an officer or employee of the Escrow Parties, duly authorized by the Escrow Parties to give oral or written instructions with respect to one or more accounts, such Person to be designated in a certificate of Authorized Representative which contains a specimen signature of such Person. “Base Consideration” shall have the same meaning as “Base Consideration” in the Merger Agreement. “Business Day” means any day other than (i) a Saturday, Sunday, or other day observed by the Escrow Agent, or (ii) a day on which the Escrow Agent is authorized or required by law to close. “Closing” means the closing of the transactions contemplated by the Merger Agreement in accordance with its terms. “Closing Date” means the date on which the Closing occurs, as specified in or determined in accordance with the Merger Agreement. “Escrow Amount” means an amount equal to ten percent (10%) of the Base Consideration, payable in the same proportion of cash and equity as the Base Consideration under the Merger Agreement and deposited with the Escrow Agent at the Closing pursuant to Section 10.2 of the Merger Agreement. “Escrow Period” means the period beginning on the Closing Date and ending on the date specified in the Merger Agreement. “Escrow Property” means the Escrow Amount together with any interest, income or other earnings thereon. “Merger Agreement” means that certain Merger Agreement, dated as of May 21, 2026, by and among Purchaser, Cycurion Merger Sub, LLC, the Company and the other parties thereto, as the same may be amended from time to time. “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of a government. “Securities” means any equity securities constituting part of the Escrow Property issued pursuant to the Merger Agreement. “Specific Instructions” means the instructions set forth on Exhibit B hereto governing the release and disbursement of the Escrow Property. 2. Appointment of Escrow Agent. The Escrow Parties hereby appoint Zions as the Escrow Agent in accordance with the terms and conditions set forth in this Escrow

3 ACTIVE 50554349v5 Agreement. The Escrow Agent hereby accepts such appointment pursuant to the terms and conditions of this Escrow Agreement. The Escrow Agent agrees to establish and maintain one or more Securities accounts and cash accounts in which the Escrow Agent will hold the Escrow Property, as provided herein (each, an “Escrow Account”). The Escrow Agent shall hold the Escrow Property in the Escrow Accounts separate and apart from the Escrow Agent’s own funds and shall not commingle the Escrow Property with any other funds or property held by the Escrow Agent. 3. Escrow Property. a. Delivery of Escrow Property. The Escrow Parties shall deliver the funds and/or items set forth in Exhibit A attached and fully incorporated herein (the “Escrow Property”) to be held and disposed of by the Escrow Agent only in accordance with the terms and conditions of this Escrow Agreement and the Specific Instructions as defined and set forth on Exhibit B, attached hereto. To the extent there is any conflict or inconsistency between the terms and conditions of this Escrow Agreement, the terms and conditions of the Specific Instructions or the Merger Agreement, the terms of the Merger Agreement shall control. b. The Escrow Agent as Depositary. The Escrow Agent shall act solely as an agent and a depositary and shall not be responsible or liable in any way for the sufficiency, correctness, genuineness, value, perfectibility, or validity of any instrument deposited hereunder or with respect to the form or execution of the same or the identity, authority, or rights of any Person executing or depositing the same. c. Transfer of Interest in Escrow Property. No assignment, transfer, conveyance or reservation of any right, title or interest of any Company Equityholder in or to the Escrow Property shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent by the Authorized Representative and all fees, costs, and expenses incident to such transfer of interest shall have been paid. The Escrow Agent shall be entitled to rely solely on instructions from Purchaser and the Authorized Representative and shall have no obligation to recognize or act upon any instruction from any individual Company Equityholder. d. Disbursement of Escrow Property. The Escrow Agent shall disburse the Escrow Property only as directed in writing as set forth on Exhibit B per the request attached to this Escrow Agreement. The Authorized Representative of the Escrow Parties must also be a signer as shown on the signature page or authorized separately by a signatory of the Escrow Parties for the Escrow Agreement. e. Termination. Upon the expiration of the Escrow Period, the Escrow Agent shall present a final statement and shall return any unclaimed funds to the Escrow Parties at the addresses set forth in this Agreement. The final statement shall include a list of the remaining Escrow Property or any other outstanding or unclaimed interest checks, if applicable. The Escrow Parties agree to assume any payment responsibility associated with the Escrow Property and interest payments

4 ACTIVE 50554349v5 from the moneys returned to them by the Escrow Agent and shall release the Escrow Agent and from any further liability or responsibility for payment. 4. Investments. If the Escrow Property contains monetary funds (cash and other cash equivalents), the Escrow Parties must direct the Escrow Agent in writing if they would like the Escrow Property invested in an interest-bearing money market fund or other account, which may include a money market fund or account of Zions or its Affiliate, if so directed in writing by the Escrow Parties. In the event that no investment direction is given by the Escrow Parties in the timeframe specified by the Escrow Agent, the Escrow Agent shall hold the Escrow Property uninvested. Any interest, income, or other amounts received as the result of the investment of the Escrow Property shall be added to the account, unless otherwise agreed upon by the Escrow Parties and the Escrow Agent. The Escrow Agent shall not be responsible or liable for any diminution of principal or interest of any Escrow Property received from the Escrow Parties that is invested pursuant to the terms of this Agreement. The Escrow Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. 5. Escrow Parties Representations and Warranties. The Escrow Parties hereby represent and warrant, which representations and warranties shall continue and shall be deemed to be reaffirmed upon each oral or written instruction given by the Escrow Parties, that: a. The Escrow Parties are duly organized and existing under the laws of the jurisdiction of their organization, with full power to carry out their business as now conducted, to enter into this Escrow Agreement and to perform their obligations hereunder, and, with respect to the Company Equityholders, such representations and warranties are made solely by the Authorized Representative on their behalf in accordance with the Merger Agreement. b. This Escrow Agreement has been duly authorized, executed, and delivered by the Escrow Parties, constitutes a valid and legally binding obligation of the Escrow Parties, enforceable in accordance with all of its terms and conditions, and no statute, regulation, rule, order, judgment, or contract binding on the Escrow Parties prohibits the Escrow Parties’ execution, delivery, or performance of this Escrow Agreement. c. Either the Escrow Parties own the Securities in the Escrow Account free and clear of all liens, claims, security interests, and encumbrances (except those granted herein) or, if the Securities in the Escrow Account are owned beneficially by others, the Escrow Parties have the right to pledge such Securities to the extent necessary to secure the Escrow Parties’ obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. The Escrow Agent’s security interest in the Securities hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and the Escrow Parties shall take any and all additional steps which are required to assure the Escrow Agent of such priority and status, including notifying third parties or obtaining their consent to, the Escrow Agent’s security interest.

5 ACTIVE 50554349v5 d. To the extent required by Applicable Law, the Escrow Parties or their agents, have established and presently maintain an anti-money laundering program (the “Program”) reasonably designed to prevent the Escrow Parties from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations, and rules now or hereafter in effect that are applicable to it. e. To the extent required by Applicable Law, the Escrow Parties or their agents, have verified the identity of each of their investors and documented the origin of the assets funding each investor’s account with the Escrow Parties, and to the best of the Escrow Parties’ knowledge, no investor has invested in the Escrow Parties for money laundering or other illicit or illegal purposes; and the Escrow Parties shall promptly notify the Escrow Agent in writing if any of the foregoing representations and warranties are no longer true or accurate. 6. Rights and Protections of the Escrow Agent. a. The Escrow Agent shall have no duties or responsibilities with respect to the Escrow Property or otherwise hereunder, except as specifically set forth herein, and no permissive right or privilege shall be construed as a duty or obligation. Any other provision of this Escrow Agreement to the contrary notwithstanding, the Escrow Agent shall have no notice of, and shall not be bound by any of the terms and conditions of, any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Escrow Agreement unless the Escrow Agent is a signatory party to that document or agreement. b. The Escrow Agent shall not be responsible or liable for the content or accuracy of any document provided to the Escrow Agent, and shall not be required to review, recalculate, certify, or verify any numerical information unless expressly required under this Escrow Agreement. c. Knowledge or information received, obtained, or acquired by, including delivery of reports or other information provided to or received by the Escrow Agent or otherwise publicly available, does not constitute actual or constructive knowledge or notice unless the Escrow Agent has an explicit contractual obligation to review its contents to perform its express duties under this Escrow Agreement. Zions, in its capacity as Escrow Agent hereunder or under any other document related to this transaction, shall not be imputed to Zions in any other capacity in which it may serve under such other documents, and any Affiliate of Zions shall not be imputed to Zions in its capacity as Escrow Agent. d. The Escrow Agent shall be entitled to obtain the advice or opinion of legal counsel with respect to any matter relating to this Escrow Agreement and the Escrow Agent shall have no liability for any action taken or omitted in good faith on such advice or opinion of legal counsel. The Escrow Agent also will incur no

6 ACTIVE 50554349v5 liability for any delay reasonably required to obtain such advice or opinion of legal counsel. e. The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law made in good faith, or for anything that it may do or refrain from doing in connection therewith, except as a direct result of the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement. f. No provision of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds, to take any action hereunder, or to otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers. g. The Escrow Agent may conclusively rely upon, and shall be fully protected in acting upon, any notice, request, instruction, waiver, consent, instrument, opinion, letter, electronic mail, receipt, or other document received from either of the Escrow Parties from an authorized person listed in Exhibits C-1 (in respect of the Purchaser) and C-2 (in respect of the Authorized Representative) and believed by the Escrow Agent to be genuine. The Escrow Agent is not required to act (investigate, review, inquire, etc.) absent the receipt of written direction from the Escrow Parties and indemnification to the Escrow Agent’s satisfaction unless, expressly required under this Escrow Agreement. Any discretion, permissive right, or privilege of the Escrow Agent shall not be deemed to be or otherwise construed as a duty or obligation. h. The Escrow Agent shall not incur any liability or be responsible for any delays or failure to perform any act or fulfill any duty, obligation or responsibility hereunder by reason of any occurrence beyond its control, including without limitation, acts of God, strikes, labor disputes, lockouts, riots, acts of war or terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, any governmental orders, regulations, rules, laws, or statutes superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters of similar nature, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. i. The Escrow Agent shall not be under any obligation to take any action in the performance of its duties hereunder (including any written direction) that would be in violation of Applicable Law. j. The Escrow Agent shall not be responsible or liable for any act, inaction, error, or omission of either of the Escrow Parties. k. The Escrow Agent shall act solely as a ministerial agent and shall not determine the validity of any claim and whether any condition has been satisfied.

7 ACTIVE 50554349v5 l. The recitals contained herein, along with the Exhibits with respect to the Escrow Parties shall be taken as the statements of the Escrow Parties, and the Escrow Agent assumes no responsibility or liability for their accuracy or correctness. The Escrow Agent shall in no event be liable to the Escrow Parties or any other Person. m. Each of the Escrow Parties and the Escrow Agent represents and warrants that the execution and delivery of this Escrow Agreement and the performance of such Party’s obligations hereunder have been duly authorized and that the Escrow Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms. The Escrow Agent shall be entitled to conclusively rely on the representations and warranties set forth in this Escrow Agreement and shall have no duty to independently review, investigate, verify, or determine such matters. n. The Escrow Agent may exercise any of the rights or powers hereunder and perform any duties or obligations hereunder either directly or by or through its attorneys, delegates, designees, or agents. The Escrow Agent shall not be responsible or liable for the action, inaction, misconduct, or negligence of agents, delegates, designees, or professionals (including, without limitation, attorneys) appointed by it with due care. 7. Compensation. The Escrow Parties shall pay all of the fees, costs, and expenses of the Escrow Agent, including as follows: _____ acceptance fee and ____ annual fee [OR include an Exhibit for pricing], which is fully earned, non-refundable, and payable in advance with no proration for early termination. The Escrow Agent shall be entitled to increase the fees on an annual basis with prior notice to the Escrow Parties. All fees shall be paid by________________________. In addition to the annual escrow fees, the Escrow Parties shall pay (and otherwise reimburse) all of the Escrow Agent’s fees, costs, and expenses, including all attorneys’ fees and expenses, in the event of any issue, dispute, claim, or litigation (threatened or commenced). If any amount due or owed to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by Applicable Law. The Escrow Agent shall have, and is hereby granted, a first priority lien upon and a first priority security interest in the Escrow Property held by it hereunder for its compensation with respect to its fees, costs, and expenses (including, without limitation, attorneys’ fees and expenses) and unsatisfied or outstanding indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and may deduct any fees, expenses (including, without limitation, attorneys’ fees and expenses) and unsatisfied or outstanding indemnification rights from the Escrow Property; provided, however, that the Escrow Agent shall not exercise such right in a manner that is inconsistent with the priority and distribution provisions of the Merger Agreement, including Section 10.2 thereof. 8. Indemnification. The Escrow Parties hereby agree to indemnify and hold harmless the Escrow Agent and its respective directors, officers, employees, agents, designees,

8 ACTIVE 50554349v5 affiliates, successors and assigns (collectively, the “Indemnified Parties” and each individually, an “Indemnified Party”) from and against any and all liabilities, obligations, penalties, actions, claims, demands, proceedings, suits, disbursements, judgments, losses, damages, costs, and expenses of any kind or nature, including the fees, costs, and attorney’s fees and expenses, court costs, and any and all costs of appeal arising from or connected with the Escrow Agent’s execution and performance of this Escrow Agreement and any transactions contemplated hereby, including but not limited to the claims of any third parties against an Indemnified Party and any costs, fees, and/or expenses incurred by an Indemnified Party in connection with the enforcement of this indemnity, except to the extent such loss, liability, or expense directly results from the gross negligence or willful misconduct or breach of this Agreement on the part of such Indemnified Party relating to the Escrow Agent’s performance of its obligations hereunder as finally determined by a court of competent jurisdiction, a final arbitration decision, or as otherwise agreed by the Parties. Notwithstanding the foregoing, the Escrow Agent shall not be entitled to recover any amounts from the Escrow Property except as expressly permitted under this Escrow Agreement and in a manner consistent with the priority and distribution provisions of the Merger Agreement, including Section 10.2 thereof. The foregoing indemnification shall survive the resignation, discharge, release, or removal of the Escrow Agent and the termination or assignment of this Escrow Agreement. 9. Limitations of Liability. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which the Escrow Agent may do or refrain from doing in connection herewith, including upon advice or opinion of counsel, except for its own willful misconduct or gross negligence. Neither the Escrow Agent nor any of its officers, directors, employees, delegates, or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services or obligations performed under this Escrow Agreement other than damages that directly result from the gross negligence, or willful misconduct of it or them. The duties and obligations of the Escrow Agent shall only be such as are specifically set forth in this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. In no event shall the Escrow Agent or its directors, officers, agents, or employees be held liable for any special, indirect, punitive, or consequential damages (including, among other things, lost profits) resulting from or otherwise relating to any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. 10. Termination, Resignation, and Successor Escrow Agent. This Escrow Agreement shall terminate upon the later of (a) the expiration of the Escrow Period (as defined in the Merger Agreement), and (b) the date on which all Escrow Property has been distributed in accordance with this Escrow Agreement and the Merger Agreement; provided, however, that any portion of the Escrow Property subject to a pending claim under the Merger Agreement shall be retained until such claim is finally resolved in accordance with the Merger Agreement. Upon termination of this Escrow Agreement, the Escrow Agent shall disburse any remaining Escrow Property to the Company Equityholders, as

9 ACTIVE 50554349v5 directed in writing by the Authorized Representative, in accordance with their respective entitlements under the Merger Agreement. The Escrow Agent may resign at any time upon thirty (30) days’ prior written notice to Purchaser and the Authorized Representative. Upon receipt of such notice, Purchaser and the Authorized Representative shall use commercially reasonable efforts to appoint a successor escrow agent prior to the effective date of such resignation. If a successor escrow agent is not appointed within such thirty (30) day period, the Escrow Agent may, at its option, petition a court of competent jurisdiction for the appointment of a successor escrow agent or deposit the Escrow Property with such court (interpleader), at the expense of the Escrow Parties. All fees, costs, and expenses relating to such petition, including all attorneys’ fees and expenses, shall be paid or otherwise reimbursed by the Escrow Parties or may be assessed by the resigning Escrow Agent against the Escrow Property prior to any distribution to any of the Escrow Parties. Upon termination hereof, the Escrow Parties shall pay to the Escrow Agent such compensation as may be due to the Escrow Agent and shall reimburse the Escrow Agent for other amounts payable or reimbursable to the Escrow Agent hereunder. The Escrow Agent shall follow such written instructions concerning the transfer of the Escrow Property, as received from the Escrow Parties; provided, that (a) the Escrow Agent shall have no liability for shipping or insurance costs associated therewith, and (b) full payment shall have been made to the Escrow Agent of its compensation, fees, costs, expenses and any and all other amounts to which it is entitled. If any Escrow Property remains in any account upon termination, the Escrow Agent shall be required to make only one (1) attempt to deliver such Escrow Property to the Escrow Parties at the address set forth in the Notice section in this Escrow Agreement. In the event that delivery of the Escrow Property is unsuccessful, the Escrow Agent may escheat the Escrow Property in accordance with the Escheatment section in this Escrow Agreement. Except as otherwise provided herein, all obligations of the Parties to each other hereunder shall cease upon termination of this Escrow Agreement. Notwithstanding the expiration or termination of this Escrow Agreement, any provision of this Escrow Agreement, which expressly extends beyond the term hereof or, under the circumstances, ought to survive termination, shall survive termination of this Escrow Agreement. If the Escrow Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Escrow Agent, without the execution or filing of any paper or any further act. 11. Taxes. The Escrow Agent shall not be responsible or liable for the preparation or filing of any reports or returns relating to federal, state or local taxes relating in any way to this

10 ACTIVE 50554349v5 Escrow Agreement, other than for the Escrow Agent’s own compensation or for the reimbursement of its own expenses (and then only as required by Applicable Law). 12. Tax Reporting Documentation. The Escrow Parties agree that any earnings or proceeds received on, or distributions of, earnings or proceeds from the Escrow Account during a calendar year period shall be treated as the income of the Escrow Account and shall be reported on an annual basis by the Escrow Agent on the appropriate United States Internal Revenue Service (“IRS”) Form 1099 (or Form 1042-S as applicable for a non- United States person), as required pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The Escrow Parties and the Escrow Agent agree that the Escrow Agent will not be responsible for providing tax reporting and withholding for payments which are for compensation for services performed by an employee or independent contractor. The Escrow Parties shall upon execution of this Agreement provide to the Escrow Agent a completed and properly executed IRS Form W-9 or Form W-8, as the case may be, or other tax identification number evidence if any of the Escrow Parties is a government entity, together with any other documentation and information reasonably requested by the Escrow Agent in connection with the Escrow Agent’s tax reporting obligations under the Code and the regulations thereunder including, without limitation, a completed and properly executed Form W-9 or Form W-8, as the case may be, for any and all Persons to whom any Securities, or funds or proceeds from the Escrow Account, are paid or distributed to in connection Escrow Agent’s responsibilities under this Agreement (collectively, the “Tax Reporting Documentation”). With respect to the Escrow Agent’s tax reporting obligations under the Code and any other applicable law or regulation, the Escrow Parties understand, acknowledge, and agree that, in the event that valid Tax Reporting Documentation is not provided to the Escrow Agent, the Escrow Agent may be required to withhold tax from the Escrow Account and report account information on any earnings, proceeds or distributions from the Escrow Account and the Escrow Parties hereby release the Escrow Agent from any and all liability, costs, expenses, claims or causes of action from or related to any withholding made by Escrow Agent in connection with the foregoing. Income earnings on the Escrow Account shall be attributable to ___________ unless the Escrow Parties otherwise designate in writing to the Escrow Agent. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Account. The Escrow agree to indemnify and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Account and the Escrow Property or Securities and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. This indemnification is in addition to the indemnification provided in other sections of this Escrow Agreement and shall survive the resignation or removal of the Escrow Agent and the termination or assignment of this Escrow Agreement. The Escrow Parties

11 ACTIVE 50554349v5 acknowledge that the Escrow Agent cannot make any payments under this Escrow Agreement unless it receives a completed and properly executed IRS Form W-9 or Form W-8, as the case may be, for each payee and income recipient. 13. Escheatment. The Escrow Parties understand, acknowledge, and agree that under applicable state law, property which is abandoned or presumed or deemed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to any of the Escrow Parties, their respective heirs, legal representatives, successors, assigns, or any other party, should any or all of the Escrow Property escheat by operation of law. 14. Interpleader. If any conflict, disagreement, or dispute arises between, among, or involving any of the Parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be entitled, at its option and in its sole discretion, to retain the Escrow Property held by it (notwithstanding any other provision in this Escrow Agreement to the contrary) until the Escrow Agent: a. receives a final order of a court of competent jurisdiction or a final arbitration decision directing the delivery of the Escrow Property; provided, that if any Escrow Party to such dispute provides written notice to the Escrow Agent at the time of such decision, an intent to appeal such decision, the Escrow Agent shall continue to retain the Escrow Property until the conclusion of such appeal; provided further, however, if an appeal is not commenced within fifteen (15) days of receipt of such notice, the Escrow Agent shall release the Escrow Property in accordance with such arbitration decision or court order; b. receives a written agreement executed by each of the Escrow Parties involved in such disagreement or dispute directing delivery of the Escrow Property held by the Escrow Agent, in which event the Escrow Agent shall be authorized and directed to deliver the Escrow Property held by the Escrow Agent in accordance with such written agreement; or c. if such conflict, dispute, disagreement cannot be resolved within ten (10) Business Days, the Escrow Agent shall be entitled to file an interpleader action (or other similar action) in any court of competent jurisdiction, or in accordance with agreed upon arbitration procedures, provided that, the Escrow Agent shall use commercially reasonable efforts to provide the Escrow Parties an opportunity to resolve such dispute prior to initiating any such interpleader action, and upon the filing thereof, the Escrow Agent shall be relieved of any and all liability as to the Escrow Property held by the Escrow Agent and shall be entitled to be paid or reimbursed for any and all attorneys’ fees and expenses, and any and all other fees, expenses, and costs incurred in commencing, defending, and/or maintaining any such interpleader action (or similar action). The Escrow Agent shall be entitled to follow or otherwise act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

12 ACTIVE 50554349v5 In the event that the Escrow Property held by the Escrow Agent shall be attached or levied upon by any court order, or arbitration decision, the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment, decision, or decree shall be made or entered by any court or made by an arbitrator affecting the Escrow Property held by the Escrow Agent, in each case, whether with or without jurisdiction, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with any such order, decision, judgment or decree so entered or issued, or as to which it is advised by legal counsel of its own choosing, is binding upon it. If the Escrow Agent obeys, follows, or complies with any such order, decision, judgment, or decree, the Escrow Agent shall not be liable to any of the Escrow Parties hereto or to any other Person, firm, or corporation, should such order, decision, judgment or decree, notwithstanding such compliance, be subsequently reversed, modified, annulled, set aside, or vacated. 15. Adverse Claims. In the event of an adverse claim or demand affecting the Escrow Property, the Escrow Agent shall be entitled to refuse to comply with such claim or demand and may refuse to deliver or dispose of the Escrow Property until the rights of the adverse claimants have been resolved or settled by: (i) a final order of a court of competent jurisdiction, (ii) a final arbitration decision, or (iii) by a written agreement and the Escrow Agent shall have received a written notification signed by all of the Escrow Parties to this Escrow Agreement. 16. Miscellaneous. a. Authority for Agreement. Each Party represents and warrants that it has full power and authority to enter into this Escrow Agreement and has taken all action necessary, corporate or otherwise, to carry out the transaction contemplated hereby so that when executed this Escrow Agreement constitutes a valid and binding obligation enforceable in accordance with its terms. b. Modification of Agreement. The terms of this Escrow Agreement shall not be altered, amended, modified, or revoked unless agreed to and signed by all of the Escrow Parties or their successors or assigns, and approved by the Escrow Agent, upon payment of all fees, costs, and expenses incident hereto. The Escrow Agent shall not be obligated to enter into any amendment or supplement that adversely impacts its rights, duties, protections, or immunities. c. Entire Agreement. This Escrow Agreement and all other agreements, exhibits, and schedules referred to in this Escrow Agreement constitute(s) the final, complete, and exclusive agreement of the Escrow Parties and the Escrow Agent relating to the matters set forth herein. The Escrow Agent shall have no duty to know or determine the performance or nonperformance of any provision of any agreement between or with the other Parties hereto, and the original copy or a copy of any such agreement deposited with the Escrow Agent shall not bind it in any manner.

13 ACTIVE 50554349v5 d. Notice. Except as specifically set forth in this Escrow Agreement, the Escrow Agent shall not be required to take or be bound by any notice or to take any action unless and until the Escrow Agent is indemnified in a manner satisfactory to it against any and all fees, costs, expenses, or liabilities. Any and all notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered by email and by overnight delivery with a nationally recognized overnight delivery service (e.g., UPS or FedEx). Unless otherwise provided herein, if any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. If notice is given to a Party, it shall be given at the address for such Party set forth below or otherwise in this Escrow Agreement. It shall be the responsibility of the Escrow Parties to notify the Escrow Agent and any other Escrow Party in writing of any name or address changes. In the case of any notices or other communications delivered to the Escrow Agent, such notices or other communications shall be deemed to have been given on the date physically received by an Authorized Officer of the Escrow Agent. e. No Third-Party Beneficiaries. Except for the Indemnified Parties, nothing in this Escrow Agreement shall confer any rights or remedies upon any Person other than the Parties hereto. f. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York. g. Jurisdiction, and Waiver of Jury Trial. EACH OF THE PARTIES HERETO (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT, (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE BASED ON INCONVENIENT FORUM, IMPROPER VENUE OR LACK OF JURISDICTION TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, AND (III) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT. h. Counterparts. This Escrow Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement (and by e-mail or pdf transmission, which e-mail or pdf transmission signatures shall be considered original executed counterparts).

14 ACTIVE 50554349v5 i. Severability. If any term, condition, or provision of this Escrow Agreement is held by a court of competent jurisdiction (or by an arbiter during an arbitration proceeding) to be invalid, void, illegal, or unenforceable, in whole or in part for any reason, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. j. Headings. The headings of the sections of this Escrow Agreement have been inserted for only convenience and shall not modify, define, limit, or expand the express provisions of this Escrow Agreement. k. PATRIOT Act. The Escrow Parties acknowledge and agree that in accordance with the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, the Escrow Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account with the Escrow Agent. The Parties hereby agree that they shall provide the Escrow Agent with such information as it may request including, but not limited to, each Person’s name, physical address, tax identification number and other information that will help the Escrow Agent identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. l. Statements. The Escrow Agent shall keep adequate records of its activities as Escrow Agent and send the Escrow Parties quarterly statements detailing transactions in the Escrow Account and a list of account assets comprising such Escrow Account. Unless the Escrow Parties specifically instruct the Escrow Agent otherwise in writing, statements will be made available solely by electronic means. However, the Escrow Agent reserves the right, in its sole discretion, to either discontinue electronic delivery of statements and send paper statements instead or provide electronic statements and paper statements at the same time. The Escrow Parties’ failure to so instruct the Escrow Agent to deliver statements in writing (“Paper Delivery”) and the continued receipt of statements by electronic means (“Electronic Delivery”) shall not preclude the Escrow Parties, however, from later requesting in writing the discontinuation of Electronic Delivery and the restoration of Paper Delivery. Also, The Escrow Parties agree and acknowledge that each statement sent to the Escrow Parties via electronic means will be effective and deemed delivered when the Escrow Agent makes each statement available to the Escrow Parties. Banking regulations direct the Escrow Agent to notify certain clients that they have a right to receive a confirmation or notification when there is a purchase or a sale of a security in their account at no additional cost. Since information concerning such security transactions will appear in each statement to the Escrow Parties, the Escrow Agent will not send the Escrow Parties a notification of each security transaction unless the Escrow Parties request such notification in writing. (Signatures on next page)

ACTIVE 50554349v5 EXHIBIT A (“Escrow Property”) [Describe]

ACTIVE 50554349v5 EXHIBIT B (“Specific Instructions”) Please describe exactly how Escrow Property would be released/upon what conditions and when.

ACTIVE 50554349v5 EXHIBIT C-1 CERTIFICATE OF AUTHORIZED REPRESENTATIVES Re: Escrow Agreement dated as of [ ], by and among [ ], [ ], and Zions Bancorporation, National Association. Shown below are the specimen signatures of the individuals who have been designated as authorized representatives of [ ] and are hereby authorized to initiate and approve transactions of all types on behalf of [ ] for the Escrow Agreement listed above. NAME TITLE SIGNATURE Date:

ACTIVE 50554349v5 EXHIBIT C-2 CERTIFICATE OF AUTHORIZED REPRESENTATIVES Re: Escrow Agreement dated as of [ ], by and among [ ], [ ], and Zions Bancorporation, National Association. Shown below are the specimen signatures of the individuals who have been designated as authorized representatives of [ ] and are hereby authorized to initiate and approve transactions of all types on behalf of [ ] for the Escrow Agreement listed above. NAME TITLE SIGNATURE Date:

78 SK 39196 0005 12134921 v17 EXHIBIT F [FORM OF EMPLOYMENT AGREEMENT]

KMM Final for Signature 4.22.26 April 22, 2026 Danny White ----------------- ----------------- ----------------- Dear Danny: We are pleased to extend this offer of employment to you for the position of Chief Product Officer at Cycurion, Inc. This offer is subject to the successful completion of customary onboarding requirements, including a successful background check, drug screening, and successful completion of your I-9 employment verification. Your at-will employment with Cycurion, Inc. will commence on April 22, 2026. Reporting to the CEO, you will be responsible as Chief Product Officer. KPIs and performance expectations, are included in Exhibit A of this document. Base Salary Your initial base salary will be $185,000 per year, payable in accordance with the Company's standard payroll practices and subject to applicable tax withholdings. Bonuses During the Term of Employment, for each fiscal year commencing with the fiscal year beginning January 1, 2026, you will be eligible to receive an annual bonus (each, a “Bonus”) based on the achievement of performance-based results including both individual and company metrics to be established by the CEO in their sole discretion. Any Bonus earned for a fiscal year shall be paid in the immediately following fiscal year of the Company (i.e., calendar year), as soon as practicable after the audited financial statements for the Company for the year for which the Bonus is earned have been released but in no event later than thirty (30) days after such release. To be eligible to receive a Bonus for a fiscal year, you must remain employed with the Company through the date of payment of bonus. If you are no longer employed on the date of Bonus payment, the Company will consider a pro-rated, partial bonus based on individual and company performance for the partial period. Sign-On Bonus We offer you a one-time $30,000 gross sign-on bonus to be paid in 3 equal monthly installments (approximately $10,000 per month). You must be employed at the time of bonus award date to receive this bonus. If your employment terminates for any reason (other than a termination by the Company without Cause) prior to the twelve (12) month anniversary of the employment commencement date, you shall repay the Company the amount of the Sign-On Bonus paid (net of taxes) prior to your termination.

KMM Final for Signature 4.22.26 Equity Offering The Company will structure an equity agreement, to be provided under separate cover, which will include: • Initial Equity Grant: $250,000 in RSUs (valued at current 409A valuation). • Early Vest Equity: $100,000 of the initial grant vesting after 60 days depending on successful onboarding and early contributions/milestones. • Remaining Equity Vesting: $150,000 vesting over 3 years (monthly or quarterly after the initial 60-day tranche – keeps the compressed timeline for better retention and motivation). • Equity Refresh: Eligible for participation in our annual executive equity refresh program. *All Equity awards are subject to express approval by the CEO, and the Company’s Board of Directors. Benefits You will be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any savings, retirement and profit-sharing plans as are offered by the Company from time to time, subject to the general eligibility and participation provisions set forth in such plans from time to time. The Company reserves the right to amend or terminate any or all employee benefit plans at any time. PTO and Holidays You will be entitled to unlimited PTO each calendar year during the Term of Employment in accordance with the Company’s Executive PTO Policy as in effect from time to time, to be taken at such times as the Executive and the Company shall reasonably mutually determine and provided that no PTO time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any PTO time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year and will not be paid out upon termination of employment unless Company policy, as in effect from time to time, or applicable law, requires otherwise. You will also be entitled to such holidays and as set forth in the Company’s policies / employee handbook. We look forward to the opportunity to work together with you. Please indicate your acceptance of this employment offer by signing below. Kind Regards, L. Kevin Kelly, CEO, Cycurion, Inc. Danny White Signature _______________________ Signature___________________ Date___________________________ Date_______________________ Title_______________________

KMM Final for Signature 4.22.26 Exhibit A. Chief Product Officer (CPO) – Job Description As Chief Product Officer, you will be responsible for defining and executing the company’s product vision, strategy, and roadmap across all product lines. You will provide executive leadership over product management, product development strategy, and cross-functional alignment to ensure products meet market needs, support business objectives, and deliver exceptional customer value. Key Responsibilities include, but are not limited to: • Establish and own the company’s long-term product vision and product strategy, aligned with corporate goals and growth initiatives. • Lead product planning, prioritization, and roadmap development from concept through launch and lifecycle management. • Partner closely with Engineering, Design, Marketing, Sales, and Customer Success to ensure timely delivery of high-quality products. • Translate customer, market, and competitive insights into clear product requirements and strategic decisions. • Drive data-informed decision-making using metrics, customer feedback, and performance analysis. • Oversee product governance, ensuring consistency, scalability, and compliance with company standards. • Build, mentor, and lead high-performing product management teams as the organization scales. • Represent the product vision internally with executives and externally with customers, partners, and stakeholders. The Chief Product Officer will report directly to executive leadership and is expected to act as a strategic partner in shaping the overall direction and success of the company. 6–12 Month Success Metrics (Chief Product Officer) During the first six (6) to twelve (12) months of employment, the Chief Product Officer’s performance will be evaluated based on progress toward the following success metrics, recognizing the Company’s stage of growth and evolving strategic priorities: First 6 Months • Product Strategy & Vision o Establish and clearly articulate a company-wide product vision and multi-year product strategy aligned with corporate objectives. o Deliver an approved product roadmap with defined milestones, priorities, and success criteria. • Execution & Delivery o Implement disciplined product discovery and delivery processes that improve predictability, speed, and quality of execution. o Successfully launch or materially advance priority product initiatives identified by executive leadership. • Customer & Market Insight o Introduce structured customer feedback, market research, and competitive analysis mechanisms that inform roadmap decisions. o Demonstrate incorporation of customer and market insights into product planning and prioritization. • Cross-Functional Alignment o Establish effective collaboration with Engineering, Sales, Marketing, and Customer Success to ensure shared accountability for product outcomes.

KMM Final for Signature 4.22.26

  - Improve clarity of roles, decision rights, and product ownership across teams.

6–12 Months

- Business Impact
  - Demonstrate measurable contribution of product initiatives to revenue growth, customer acquisition, retention, or expansion.
  - Improve key product performance indicators (e.g., adoption, engagement, retention, or customer satisfaction), as defined by the Company.
- Operational Maturity
  - Scale and refine product management practices, including requirements definition, prioritization frameworks, and lifecycle management.
  - Implement reporting dashboards and executive-level product metrics reviewed regularly by leadership.
- Team Leadership & Capability
  - Build, develop, and retain a high-performing product organization with clear expectations, accountability, and career development paths.
  - Identify and address organizational or talent gaps impacting product effectiveness.
- Strategic Leadership
  - Act as a trusted strategic advisor to executive leadership and the Board on product-related investments, tradeoffs, and growth opportunities.
  - Position the Company's product portfolio for sustained competitive differentiation and long-term scalability.

Danny White Initials ___